UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                            Capitol First Corporation
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                (Name of Registrant As Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:


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2) Aggregate number of securities to which transaction applies:


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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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4) Proposed maximum aggregate value of transaction:


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5) Total fee paid:


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

[ ] Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


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2) Form, Schedule or Registration Statement No.:


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3) Filing Party:


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4) Dated Filed:


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

                            CAPITOL FIRST CORPORATION
                    7100 W. Camino Real Boulevard, Suite 402
                              Boca Raton, FL 33433

               --------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 2005

               --------------------------------------------------

To Our Stockholders:

     Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Capitol First Corporation (the "Company") will be held at the law offices of Blank Rome LLP, 1200 N. Federal Highway, Suite 417, Boca Raton, FL 33432, at 10:00 a.m. (local time) on June 6, 2005. The Special Meeting is being held for the following purposes:

     1. To approve a going private transaction by means of a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") at a ratio of one to 2,000 (the "Reverse Stock Split"); and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record of the Common Stock, as shown on the transfer books of the Company, at the close of business on May 5, 2005 are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose.

                                    Thank you for your continued support.

                                    By Order of the Board of Directors,

                                    Ashley B. Bloom
                                    Acting President and Chief Executive Officer

May 6, 2005
Boca Raton, Florida

                            CAPITOL FIRST CORPORATION
                    7100 W. Camino Real Boulevard, Suite 402
                              Boca Raton, FL 33433

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Capitol First Corporation, a Nevada corporation (the "Company"), for use at the special meeting of stockholders (the "Special Meeting") to be held at the law offices of Blank Rome LLP, 1200 N. Federal Highway, Suite 417, Boca Raton, FL 33432, at 10:00 a.m. (local time) on June 6, 2005, and at any adjournments or postponements of the Special Meeting, for the purposes set forth herein and in the attached notice of Special Meeting. Accompanying this proxy statement is the board of directors' proxy for the Special Meeting, which you may use to indicate your vote on the proposal described in this proxy statement. This proxy statement and accompanying proxy are first being mailed to Company stockholders on or about May 6, 2005.

     The principal executive offices of the Company are located at 7100 W. Camino Real Boulevard, Suite 402, Boca Raton, Florida 33433, and the telephone number of the Company is (561) 417-7115.

Purpose of the Special Meeting

     At the Special Meeting, the stockholders are being asked to consider and act upon a going private transaction by means of a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") at a ratio of one to 2,000 (the "Reverse Stock Split").

Outstanding Voting Securities and Voting Rights

     Only stockholders of record, as shown on the transfer books of the Company, at the close of business on May 5, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. On the Record Date, there were 30,637,634 shares of the Common Stock outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights. Each share of Common Stock is entitled to one vote.

Information Concerning Proxies

     Sending in a signed proxy will not affect a stockholder's right to attend the Special Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Special Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the board of directors set forth in this proxy statement. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting, delivering written notice of revocation of his or her proxy and voting his or her shares in person.

Voting Procedures

     The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Special Meeting.

     A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Special Meeting. The affirmative vote of the majority of outstanding shares of Common Stock is required to approve the Reverse Stock Split.

     Abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Special Meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have the same legal effect as votes against the proposal.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions contemplated by any of the proposals, passed upon the merits or fairness of any of such transactions or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

                            THE PROPOSED TRANSACTION

                               Summary Term Sheet

     The following is a summary of the material terms of the proposed going private transaction, which terms are described in greater detail elsewhere in this proxy statement. You are urged to read carefully the remainder of this proxy statement for a more complete description of all material information regarding the proposed transaction. We have included section references to direct you to a more complete description of the topics described in this summary. For purposes of this proxy statement, the terms the "Company," "we," "us" and "our" refer to Capitol First Corporation and the term "Affiliate Group" refers to Addison Capital Group LLC, Boca First Capital, LLLP, Howard Bloom and Diane Bloom.

o Purpose of the Proposed Going Private Transaction. Our board of directors has determined that the costs of being a public company currently outweigh the benefits of being a public company and, thus, that it is no longer in our best interests or the best interests of our stockholders, creditors or other stakeholders to remain a public company. The purpose of the proposed transaction is to effect a going private transaction by reducing the number of our beneficial stockholders to fewer than 300 and thereafter terminating the registration of our common stock under the Securities Exchange Act of 1934, as amended, thereby suspending our obligations as a public company under the United States securities laws, and terminating the listing of our common stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board. We anticipate that less than 2% of the outstanding shares will be eliminated through cash payments for fractional shares to bring the number of stockholders to less than 300. See "The Proposed Transaction - Special Factors - Purpose" beginning on page 5.

o The Reverse Stock Split. If approved, the reverse stock split will be effected at a ratio of one to 2,000. Accordingly, immediately after giving effect to the reverse stock split, stockholders would hold one whole share of our common stock for each 2,000 shares of our common stock held by such stockholders immediately prior to giving effect to the reverse stock split. Stockholders who own less than 2,000 shares of our common stock will receive cash in exchange for their shares and will no longer be holders of our common stock. See "The Proposed Transaction - Material Terms - The Reverse Stock Split" beginning on page 18.

o Payment of Cash for Fractional Shares. In connection with the reverse stock split, we will pay to all holders of our common stock that would otherwise hold fractional shares after giving effect to the reverse stock split, in lieu of issuing fractional shares to such stockholders, cash in the amount of $0.18 per share of our common stock held by such holder before giving effect to the reverse stock split that is represented by such fractional share. Accordingly, all stockholders holding 1,999 or fewer shares of our common stock immediately prior to giving effect to the reverse stock split would no longer hold any common stock immediately after giving effect to the reverse stock split, but would instead be entitled to payment of $0.18 per share of common stock held by such holder immediately prior to giving effect to the reverse stock split. See "The Proposed Transaction - Material Terms - Treatment of Fractional Shares" beginning on page 18.

o Effective Date. The reverse stock split will become effective on a date determined by our board of directors. We intend to effect the reverse stock split on or as soon as possible after the reverse stock split is approved by our stockholders. See "The Proposed Transaction - Material Terms - Effective Date" beginning on page 20.

o Deregistration of Common Stock and Delisting of Common Stock. Immediately after effecting the reverse stock split, we intend to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, and terminate the listing of our common stock on The Nasdaq Over-the-Counter Bulletin Board. See "The Proposed Transaction - Material Terms - Deregistration of Common Stock" beginning on page 18 and "The Proposed Transaction - Material Terms - Delisting of Common Stock" beginning on page 19.

o Suspension of Public Reporting Obligation. If we effect the reverse stock split and the subsequent deregistration and delisting of our common stock as described in this proxy statement, our common stock will no longer be
     (i) registered and we will no longer be a reporting company under the Exchange Act and (ii) quoted on The Nasdaq Stock Market Over-the-Counter Bulletin Board. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the Securities and Exchange Commission, and stockholders will cease to receive annual reports and proxy statements. Persons that remain our stockholders after the reverse stock split and subsequent deregistration are effected will, therefore, have access to much less information about us and our business, operations and financial performance. There will likely no longer be any public market for our common stock, and the market for our common stock will, accordingly, be much less liquid, adversely effecting the ability of remaining stockholders to sell their common stock. See "The Proposed Transaction - Material Terms
     - Suspension of Reporting Obligations" beginning on page 19.

o Effect on Beneficial Ownership of Common Stock by Major Stockholders. We currently have one stockholder, Boca First Capital, LLLP, that beneficially owns 52.2% of our issued and outstanding common stock as of December 31, 2004. After giving effect to the reverse stock split, Boca First Capital, LLLP will beneficially own 8,000 shares of common stock or approximately 53.1% of the issued and outstanding shares of our common stock. Boca First Capital, LLLP has indicated to us that it intends to vote in favor of the reverse stock split. See "The Corporation - Boca First Capital, LLLP and Addison Capital Group LLC" beginning on page 37.

o Appraisal Rights. Any stockholder that would receive in connection with the reverse stock split cash in lieu of any fractional share of common stock to which such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. Any stockholder that wishes to exercise its appraisal rights in connection with the reverse stock split must deliver to us written notice of such stockholder's intent to do so not later than June 3, 2005, in the form attached as Annex B to this proxy statement. If any dissenting stockholder and we cannot agree to the fair value of such fractional share, such fair value would be determined in a proceeding before a district court of the State of Nevada. See "The Proposed Transaction - Material Terms - Appraisal Rights" beginning on page 22.

     Note that stockholders who vote in favor of the reverse stock split would be precluded from exercising their appraisal rights. Therefore, stockholders who intend to exercise their appraisal rights must either vote against or abstain from voting on the proposed transaction.

o Board of Directors Position on Fairness. Our board of directors has fully reviewed and considered the terms, purpose, alternatives and effects of the proposed transaction, and determined that it is substantively and procedurally fair to unaffiliated stockholders, including those that will retain an interest in us and those that will not. See "The Proposed Transaction - Special Factors - Fairness of the Proposed Transaction" beginning on page 11.

o Material Federal Income Tax Consequences. The proposed transaction will not have material United States federal income tax consequences to the Company or to stockholders that do not receive cash in lieu of fractional shares. The receipt of cash in lieu of fractional shares will be a taxable transaction for United States federal income tax purposes. Tax matters are very complicated and the tax consequences to you of the transaction will depend on your own situation. See "The Proposed Transaction - Special Factors - Material Federal Income Tax Consequences" beginning on page 8.

Other Matters

     We are not presently aware of any matters that will be brought before the special meeting that are not reflected in the attached notice of the special meeting. If any such matters are brought before the special meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

Cost of Proposed Transaction

     The entire cost of soliciting proxies, including the costs of preparing, assembling and mailing this proxy statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by us. The costs are estimated to be approximately $66,018. See "The Proposed Transaction - Material Terms - Source and Amount of Funds or Other Consideration" beginning on page 23.

     In addition to solicitation by mail, our officers, directors or employees may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, we will pay the reasonable expenses incurred by record holders of our common stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials to the beneficial owners of the shares they hold of record.

                                 Special Factors

Purpose

     The board of directors of the Company has determined that the costs of being a public company currently outweigh the benefits of being a public company and, thus, that it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders for the Company to remain a public company. Accordingly, the Company proposes to undertake the reverse stock split for the purpose of reducing the number of beneficial stockholders of the Common Stock to fewer than 300, so that it can then terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby suspend the Company's obligations as a public company under the United States securities laws, as well as terminate the listing of the Common Stock on The Nasdaq Stock Market Over-the-Counter Bulletin Board (the "Nasdaq Bulletin Board").

Alternatives

     In addition to a reverse stock split, the Company considered other methods of effecting a going private transaction (including an issuer tender offer, a purchase of shares in the open market, and a statutory merger), but determined that a reverse stock split was the surest, easiest, most expeditious, and most cost effective method for achieving that end.

     When considering the various alternatives to a reverse stock split, the board of directors of the Company focused on three critical factors: the level of assurance that the selected alternative would result in the Company having fewer than 300 beneficial owners of Common Stock, thus allowing the Company to achieve its objective of going private; the cost of such alternative relative to the other potential alternatives; and the timeframe within which such alternative could reasonably be expected to be effected, again relative to the other alternatives under consideration.

     With respect to an issuer tender offer, the board of directors of the Company concluded that: there was no assurance that enough stockholders would tender all of their shares of Common Stock to reduce the number of beneficial owners of Common Stock to fewer than 300 because many stockholders with a small number of shares would not likely make the effort to tender their shares (prior to the announcement of the proposed transaction, over 600 stockholders of the Company owned 100 or fewer shares of Common Stock); the cost of effecting a tender offer would be incrementally higher than that of a reverse stock split due to, among other things, the need to engage solicitors to solicit and track tenders of shares; and the process of effecting a tender offer would likely take longer than effecting a reverse stock split. The Company could not estimate the actual cost of a tender offer; however, if all the shares of Common Stock that are not owned by Boca First Capital, LLLP were purchased, the cost would be in excess of $2.0 million.

     With respect to a purchase of the shares in the open market, the board of directors of the Company concluded that: given the fact that many beneficial owners hold their shares of Common Stock in "street name" (i.e., through a broker, bank, or other third party) unless the Company bought almost all the outstanding shares of Common Stock, it could not be certain of reducing the number of beneficial owners of Common Stock to fewer than 300; the transaction costs of open market purchases, as determined by the board of directors, would be three to four times higher than a reverse stock split due both to brokers fees for executing such purchases, as well as the upward pressure on the market price of the Common Stock that such an open market purchase program would generate; and because of the low trading volume of the Common Stock, the Company could not be assured of being able to complete a sufficient amount of purchases in a reasonably timely fashion.

     As for a statutory merger, which involves locating an entity willing to purchase all of the Company's stock, when first considered by the board of directors of the Company as an alternative to a reverse stock split, it was reasonably likely to take materially longer to effect than a reverse stock split.

     The board of directors and each member of the Affiliate Group, for the reasons discussed above, determined that the Reverse Stock Split proposal is the most expeditious and economical way of changing the Company's status from that of a reporting company to that of a private, non-reporting company.

Reasons

     The Company incurs significant direct and indirect costs complying with its periodic reporting and other obligations under the Exchange Act and the rules of the Nasdaq Bulletin Board (collectively, the "Public Company Costs"), including: the legal, accounting, printing, mailing, public relations, compliance and administrative costs of preparing, reviewing, printing, and distributing the reports and other filings required under the Exchange Act and the rules of the Nasdaq Bulletin Board; the broker and transfer agent charges for forwarding materials to beneficial holders of Common Stock; the management time and attention expended in preparing and reviewing such reports and other filings; the substantially higher premiums for directors' and officers' insurance policies payable by public companies; and the disadvantage of publicly disclosing detailed operational and financial information of the Company when non-public competitors are not required to make comparable disclosures. The administration of dealing with a large number of stockholders that have only a minor number of shares in the Company is also a very inefficient cost. Prior to the announcement of the proposed transaction, over 600 stockholders, of an aggregate of approximately 1,031 stockholders in the Company, owned 100 or fewer shares of the Common Stock, and over 190 stockholders owned between 101 and 1,999 shares of Common Stock. Subsequent to the announcement of the proposed transaction, over 600 stockholders, of an aggregate of approximately 1,154 stockholders in the Company, own 100 or fewer shares of Common Stock, and over 280 stockholders own between 101 and 1,999 shares of Common Stock. The direct, out-of-pocket costs comprising the Public Company Costs were in excess of $260,000 in the prior fiscal year. Additionally, the Company anticipates that the out of pocket costs will increase significantly commencing with the 2005 fiscal year and thereafter due to the requirements of complying with new laws and regulations, such as, but not limited to, the Sarbanes-Oxley Act of 2002. The Company has projected the Public Company Costs in fiscal year 2005 will be approximately $390,000 prior to litigation costs associated with on-going securities litigation.

     In addition to the Public Company Costs, the Company does not presently intend to exploit the principal benefits of being a public company -- namely to raise capital through sales of securities in a public offering or to acquire other businesses or companies using stock as consideration (collectively, the "Public Company Benefits"). As the business of the Company is within the real estate industry, the Company does not need and has not been able to raise capital in the public markets so it does not obtain one of the primary benefits of being a public company. Nor is the Company able to utilize the Common Stock of the Company as consideration in its real estate development transactions. Additionally, the Company's earnings are very erratic due to the health of the Company and the nature of its business, real estate development. Revenue generation is based on the health of the Company and transaction closings, and is not steady or readily predictable, making valuation in the public markets a difficult prospect. As a result of the foregoing, the Company is not receiving any of the traditional Public Company Benefits, yet, the Public Company Costs continue to increase substantially draining the limited resources of the Company. The increase in Public Company Costs arises not only from increased regulation, but also an increase in securities litigation. The litigation in which the Company is currently involved has substantially increased its expenses. The Company believes that the cost of these on-going expenses together with the Public Company Costs, if continued, would be extremely detrimental to the financial condition of the Company.

     The board of directors of the Company and each member of the Affiliate Group have determined that the Public Company Costs currently, and in the foreseeable future will continue to, outweigh the Public Company Benefits and, thus, it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders for the Company to remain a public company.

Effects

     If the Company effects the proposed transaction as described in this proxy statement, the Common Stock will no longer be registered under the Exchange Act, the Company will no longer be a reporting company under the Exchange Act, and the Common Stock will no longer be listed for trading on the Nasdaq Bulletin Board.

     The Company will, therefore, cease to file annual, quarterly, current, and other reports and documents with the Securities and Exchange Commission, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders of the Company after the Reverse Stock Split is effected will, therefore, have access to much less information about the Company and its business, operations, and financial performance.

     If the Company effects the proposed transaction, based on the Company's December 31, 2004 financial results, Boca First Capital, LLLP's interest in the net book value will increase by $18,141 and 1.8%, and its interest in net losses will increase by $588 and 1.8%. Addison Capitol Group LLC holds its entire interest in the Company indirectly through Boca First Capitol, LLLP; therefore, the effect on Addison Capitol Group LLC will be identical to the effect on Boca First Capitol, LLLP. Based on the Company's December 31, 2004 financial results, each of Howard Bloom's and Diane Bloom's interest in the net book value will increase by $6,133 and 1.7%, and their interest in net losses will increase by $199 and 1.7%.

     There will no longer be any public market for the Common Stock, and any market for the Common Stock will, accordingly, be much less liquid, adversely effecting the ability of remaining stockholders to sell their Common Stock.

     The Company also will no longer incur the substantial Public Company Costs described above, thereby improving the Company's financial position to the benefit of the Company's stockholders, creditors, and other stakeholders.

     There are no differences between the respective rights, preferences or limitations of the Common Stock prior to the Reverse Stock Split and the Common Stock after the Reverse Stock Split. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Common Stock before and after the Reverse Stock Split.

Material Federal Income Tax Consequences

     The discussion of the United States federal income tax consequences set forth below is based on the law as currently in effect and as currently interpreted. The tax consequences to each stockholder will depend in part upon such stockholder's particular situation. Special tax consequences not described herein may be applicable to particular classes of taxpayers, such as financial institutions, brokers, dealers, persons who are not citizens or residents of the United States, foreign corporations, tax exempt organizations, persons that acquired Common Stock as part of a straddle, hedge or other integrated instrument, and stockholders that acquired their Common Stock through the exercise of an employee stock option or otherwise as compensation.

     Consequences of the Proposed Transaction

     The proposed transaction will not have material United States federal income tax consequences to the Company or to stockholders that do not receive cash in lieu of fractional shares.

     The receipt of cash in lieu of fractional shares pursuant to the Reverse Stock Split will be a taxable transaction for the United States federal income tax purposes and also may be a taxable transaction under applicable state, local or foreign tax laws for stockholders receiving cash, which may also include certain members of the Affiliate Group. Generally, a stockholder that receives cash in lieu of a fractional shares pursuant to the Reverse Stock Split will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash received in exchange for the fractional shares and such stockholder's adjusted tax basis in the Common Stock. Provided that the Common Stock constitutes a capital asset in the hands of the stockholder, such gain or loss will be a capital gain or loss, and will be long-term gain or loss if the stockholder has held the Common Stock for more than one year at the time of sale. Under current law, the maximum United States federal income tax rate applicable to non-corporate taxpayers on net long-term capital gains is fifteen percent and the maximum regular United States federal income tax rate on ordinary income is thirty-five percent. The deductibility of capital losses is subject to limitations.

     Backup Withholding

     A stockholder (other than exempt stockholders, including, among others, all corporations) that receives cash in lieu of a fractional share may be subject to twenty-eight percent backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the Internal Revenue Service (the "IRS"). If backup withholding applies to a stockholder, the corporation is required to withhold twenty-eight percent from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the United States federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an appropriate income tax return on a timely basis.

     ALL STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS AND CHANGES IN SUCH TAX LAWS.

Background to the Transaction

     In June 2004, Ashley Bloom, Acting President and Chief Executive Officer of the Company, began considering that the Public Company Costs then substantially exceeded the Public Company Benefits.

     At a meeting of the board of directors of the Company held on July 29, 2004, Ashley Bloom discussed, for the first time, with the board of directors that the Public Company Costs were substantially exceeding the Public Company Benefits.

     At a meeting of the board of directors of the Company held on September 1, 2004, the board of directors discussed, for the first time, the issue of taking the Company private. Mr. Ashley Bloom reported to the board of directors that the Company was evaluating the need for a valuation of the Company. Mr. Ashley Bloom also advised the board of directors that the management of the Company was analyzing its stockholder lists to determine a reverse split ratio should the directors decide to effect a going private transaction by the reverse stock split method. After the meeting, Ms. Monica Schreiber, Chief Financial Officer of the Company, provided the board of directors with a copy of a sample going private transaction proxy statement for its review.

     At a meeting of the board of directors of the Company held on October 7, 2004, the management of the Company raised the benefits of eliminating the significant Public Company Costs by effecting a going private transaction. Management agreed to continue its discussion of the matter to a future date while indicating that management would continue to weigh the advantages and disadvantages of being a public company.

     At a meeting of the board of directors of the Company held on November 30, 2004, the board of directors again considered the issue of the Public Company Costs outweighing the Public Company Benefits, and discussed the alternative transaction structures (including an issuer tender offer, a purchase of shares in the open market, and a statutory merger) for effecting a going private transaction with a view to eliminating the Public Company Costs. Ms. Schreiber provided the board of directors with an analysis delineating the advantages and disadvantages of each of the alternative transaction structures for taking the Company private. The board of directors requested management to continue its efforts to examine a going private transaction by means of a reverse stock split, agreed to continue its discussion as a matter of priority at the next board of directors meeting and requested that management analyze the fair value of the Common Stock for purposes of establishing a purchase price for fractional shares. On December 8, 2004, subsequent to the meeting, Ms. Schreiber provided the board of directors with an analysis of the Public Company Costs for the 2004 fiscal year of $280,000 and anticipated costs of $460,000 for the 2005 fiscal year. On January 12, 2005, Ms. Schreiber provided the board of directors with a revised analysis of the Public Company Costs for the 2004 fiscal year of $260,000.

     At a meeting of the board of directors of the Company held on January 14, 2005, the board of directors again considered the issue of the Public Company Costs outweighing the Public Company Benefits. After discussing the analysis provided by Ms. Schreiber of the revised Public Company Costs for the 2004 fiscal year of $260,000 and anticipated costs of $460,000 for the 2005 fiscal year, the board of directors unanimously determined that it was in the best interests of the Company to effect a going private transaction by means of a reverse stock split. Further, the board of directors unanimously resolved to direct the management of the Company to commence the process of effecting a going private transaction by means of the proposed transaction and directed the management to report to the board of directors all material developments in such process. The board of directors also discussed the costs and benefits of obtaining a third-party appraisal of the fair value of the Common Stock. The Company did obtain three bids from various valuation companies. The board of directors unanimously determined that obtaining a third-party appraisal of the fair value of the Common Stock in connection with the Reverse Stock Split was not in the best interests of the Company or its stockholders in light of the substantial costs of doing so when compared to the overall value to be paid to stockholders in connection with the proposed transaction. The Company believes that less than 2% of the total outstanding shares will be eliminated through cash payments for fractional shares in order to reduce the number of stockholders to less than 300, and thus the cost of obtaining a third party appraisal, which, based on the Company's pre-announcement calculations, would increase the cost of the proposed transaction by 30% to 90%, would not be cost effective or appropriate. The board of directors agreed to examine the information provided by Mr. Ashley Bloom and Ms. Schreiber regarding fair value of the Common Stock and to hold a discussion and vote on fair value at the next board of directors meeting.

     At a meeting of the board of directors of the Company held on January 21, 2005, the board of directors discussed the fair value of the Common Stock, which it determined to be $0.18 per share. The board of directors also resolved to set the Transaction Price at $0.18 per share, and resolved that the proposed transaction be approved and sent to the stockholders of the Company for their approval. In determining the Transaction Price, the board of directors considered the following methods of valuation: current and historical market prices, net asset value, historical earnings and future earnings prospects, liquidation value and going concern value. The board of directors considered the weight of the various factors based on what it believed was important and most accurate. The board of directors gave the greatest weight to going concern value for this reason. See "- Fairness of the Proposed Transaction" below for further discussion of how the board of directors determined the Transaction Price.

     At a meeting of the board of directors of the Company held on March 15, 2005, the board of directors discussed the revised cash cost required to effect the Reverse Stock Split of approximately $90,500 versus the pre-announcement estimate of $47,500. The board of directors also discussed the one-year extension of the Section 404 reporting of the Sarbanes-Oxley Act of 2002, which would reduce the estimate of Public Company Costs for fiscal 2005 by approximately $70,000, from an estimate of $460,000 to an estimate of $390,000. The estimated Public Company Costs for fiscal 2006 were estimated to be $460,000. The board of directors unanimously determined to proceed with the Reverse Stock Split.

Fairness of the Proposed Transaction

     The board of directors of the Company and each member of the Affiliate Group believe that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of the Company and its stockholders, including the Company's unaffiliated stockholders that will retain an interest in the Company and those that will not. The board of directors and each member of the Affiliate Group also believe that the process for approving the Reverse Stock Split is procedurally fair. All members of the board of directors of the Company, including all of the directors that are not employees of the Company, approved the Reverse Stock Split.

     In reaching its determination regarding the overall fairness of the Reverse Stock Split, the board of directors and each member of the Affiliate Group considered, among other things:

     o the advantages and disadvantages to the Company of becoming a private company; namely the elimination of the extensive Public Company Costs on the positive side, and the loss of minimal Public Company Benefits;

     o the advantages and disadvantages to stockholders of the Company that would no longer be stockholders after giving effect to the Reverse Stock Split; principally the opportunity to cash out their equity interest in the Company without brokerage fees, on the positive side, and the loss of the opportunity to participate in any future growth and profitability of the Company, on the negative side; and

     o the advantages and disadvantages to stockholders of the Company that would continue to be stockholders after giving effect to the proposed transaction; principally, the improved financial outlook for the Company resulting from the elimination of the Public Company Costs, on the positive side, and the loss of a public market for the Common Stock and extensive public information regarding the Company and its business, operations and financial performance, on the negative side.

     As discussed earlier, the board of directors of the Company and each member of the Affiliate Group has determined that the Public Company Costs currently, and in the foreseeable future will continue to, outweigh the Public Company Benefits and, thus, it is no longer in the best interests of the Company or its stockholders, creditors, or other stakeholders for the Company to remain a public company.

     The board of directors determined and the members of the Affiliate Group believe that the Reverse Stock Split is fair to unaffiliated stockholders owning fewer than 2,000 shares because it provides them an opportunity, which might not otherwise be available given the illiquid market for the Common Stock, to liquidate their holdings at a significant premium without brokerage commissions. As the proposed transaction is structured, stockholders who own fewer than 2,000 shares of Common Stock will no longer have the opportunity to participate in any future growth or profitability of the Company after the Reverse Stock Split. The board of directors determined and the members of the Affiliate Group believe that this factor does not make the proposed transaction unfair to unaffiliated stockholders because those stockholders may elect to remain stockholders of the Company following the Reverse Stock Split by acquiring sufficient shares so that they hold at least 2,000 shares in their account immediately prior to the Reverse Stock Split. In addition, the Transaction Price takes into account the estimated going concern value of such shares.

     Unaffiliated stockholders who remain stockholders of the Company will receive the benefit of an improved financial outlook of the Company resulting from the elimination of the Public Company Costs. As the proposed transaction is structured, stockholders who will remain stockholders of the Company will lose a public market for the Common Stock and extensive public information regarding the Company. However, because so few shares have been historically traded, the current public market is highly illiquid. Since, as practical matter, there currently exists very little liquidity for the Common Stock, the board of directors and the members of the Affiliate Group believe that any further loss of liquidity will have little effect on unaffiliated stockholders and will be outweighed by the benefits of going private. In addition, because the effect of further losses to liquidity will have the same impact on all of the Company's stockholders, whether affiliated or unaffiliated, the board of directors and the members of the Affiliate Group do not believe that this factor makes the transaction unfair to unaffiliated stockholders. In addition, even though extensive public information will not be available after the suspension of the Company's reporting obligations without first contacting the Company and receiving consent to view such information, the board of directors does not believe that this factor makes the proposed transaction unfair to unaffiliated stockholders because any detriment to unaffiliated stockholders that may result from the suspension of the Company's public filings will be offset by the benefits of the Company no longer being a public company. The board of directors and the members of the Affiliate Group also considered that stockholders who desire to liquidate their shares of Common Stock at the premium price offered may reduce their holdings to less than 2,000 shares prior to the Reverse Stock Split.

     The board of directors and each member of the Affiliate Group consider the structure of the proposed transaction to be fair to unaffiliated stockholders because it allows them to control the decision as to whether to remain stockholders after the Reverse Stock Split or to receive the cash consideration offered. Also, because less than 2% of the outstanding shares will be eliminated through cash payments for fractional shares as a result of the Reverse Stock Split, the percentage ownership of stockholders that remain after the Reverse Stock Split will be approximately the same as it was prior to the Reverse Stock Split. For example, the Company's officers and directors currently own approximately 3% and Boca First Capital, LLLP currently owns 55.2% of the Common Stock outstanding, and will own approximately the same percentages following the completion of the Reverse Stock Split. The fact that the proposed transaction has been structured in a manner that preserves the same approximate percentage ownership of the stockholders, whether affiliated or unaffiliated, who remain after the Reverse Stock Split supports the fairness of the transaction to unaffiliated stockholders.

     In determining the $0.18 per pre-split shares price to be paid for fractional shares in connection with the Reverse Stock Split (the "Transaction Price") and its fairness, the board of directors and each member of the Affiliate Group considered, among other things:

     Current and Historical Market Prices. The high bid price for the Common Stock on the Nasdaq Bulletin Board on April 20, 2005, the latest date for which trading data in respect of the Common Stock was available prior to printing and mailing this proxy statement, was $0.10 (the "Current Market Bid Price"). The high bid price for the Common Stock on the Nasdaq Bulletin Board on January 25, 2005, the day immediately prior to the date on which the Company announced publicly its intention to effect the Reverse Stock Split, was $0.09 (the "Pre-Announcement Bid Price"). The highest and lowest bids for the Common Stock recorded over the past two years are listed below under "The Corporation - Market Price of Common Stock and Dividends" (the "Historical Market Bid Price").

     The board of directors determined and the members of the Affiliate Group believe that an important price datum was the Pre-Announcement Bid Price, as it reflected the latest available assessment by the market of the value of the Common Stock (although the announcement of the $0.18 Transaction Price would itself tend to push the market price of the Common Stock toward $0.18 until the Reverse Stock Split is effected). However, in order to give stockholders the benefit of the recent historical bid price range for the Common Stock and to ensure that the Transaction Price was fair to those stockholders receiving cash for shares of Common Stock that they may have held for a period of years, the board of directors and the members of the Affiliate also took into account the Historical Market Bid Price when setting the Transaction Price. The average of the high and low quarterly bid prices during the fiscal years ending September 30, 2003 and 2004 was $0.14 per share. The board of directors and the members of the Affiliate Group considered the Pre-Announcement Bid Price, and more heavily considered the Historical Market Bid Price, in determining the Transaction Price.

     Net Asset Value. The net asset value of the Company at September 30, 2004 was $1,973,958, or $0.07 per outstanding share of Common Stock. The board of directors and the members of the Affiliate Group gave little weight to the net asset value because it is not even sufficient to pay the $1.00 per share liquidation preference on the Series A Preferred Stock (as discussed further below) and does not reflect appreciation that would be considered in the market value of several of the Company's real estate holdings, including its major asset, Tract A, located in Maumelle, Arkansas.

     Historical Earning and Future Earnings Prospects. The net losses of the Company for the fiscal years ended September 30, 2003 and 2004, per outstanding share of Common Stock were $(0.03) and $(0.02), respectively. Since the Company was not profitable for the periods considered, the board of directors and the members of the Affiliate Group did not give any weight to historical or projected future earnings when fixing the Transaction Price. Additionally, historical earnings have been very erratic and unreliable due to the nature of the Company's business and the fact that revenue generation is based upon transaction closings.

     Liquidation Value. Although the Company has no current plans to effect any liquidation of the Company, the board of directors concluded and the members of the Affiliate Group believe that it is highly unlikely that there would be any liquidation value for shares of Common Stock after payment of liabilities and consideration of the liquidation preference to the holders of the Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to a liquidation preference of $1.00 per share. There are currently 4,137,591 shares of Series A Preferred Stock issued and outstanding, representing an aggregate liquidation preference of $4,137,591, which is equivalent to the Company's average market capitalization over the past two fiscal years of $4.1 million to $4.2 million, but significantly higher than the net asset value of the Company at September 30, 2004 of $1,973,958. The board of directors determined and the members of the Affiliate Group believe that the liquidation value per share of Common Stock was not an accurate value for the Common Stock.

     Going Concern Value. In arriving at a going concern value for the Company, the board of directors and the members of the Affiliate Group considered: the valuations resulting from the other methodologies described above in accordance with the weights of significance noted; the liquidity (or lack thereof) of the Common Stock; the advantages that will accrue to all stockholders of a simplified reporting regime for the Company, including the much reduced cost of compliance with the Exchange Act reporting requirements for public companies; and the premium that the Transaction Price represents over most of the valuations resulting from the valuation methodologies considered by the board of directors and the members of the Affiliate Group, including the premium over current and historical market prices. More importantly, the board of directors and members of the Affiliate Group considered a valuation that reflected management's best estimate of the market value of its major real estate holding. The board of directors and the members of the Affiliate Group believe that the Company's major real estate holding is the primary basis for the Company's value. In reviewing the market value of its major real estate holding, the board of directors heavily considered the maximum estimated sale price for Tract A at a variety of time intervals, including a one-year interval and a three-year interval. The factors considered by the board of directors in determining the sale price that could effect the value of the property included interest rates, natural disasters, environmental and zoning issues, the timing of permits and change in demand for real estate. The board of directors determined and the members of the Affiliate Group believe that the going concern value for the Company, based heavily on the detailed assessment of the value of the Company's major real estate holding, as a whole, was approximately $0.18 per share of Common Stock. The board of directors and the members of the Affiliate Group gave significant weight to going concern value.

     Other Comparable Transactions. When weighing the procedural fairness and determining the substantive fairness of the Transaction Price, the board of directors and the members of the Affiliate Group also considered a number of comparable transactions, namely transactions in which other public corporations with similar cost-saving rationale for going private have effected reverse stock splits with a view to deregistering and delisting their publicly trading shares. The comparable transactions that the board of directors and the members of the Affiliate Group considered and the relevant characteristics of each are listed in Annex C in this proxy statement.

     In most of the comparable transactions that the board of directors of the Company and the members of the Affiliate Group considered, due to the financial situation of the company effecting the going private transaction, the cost-saving purpose of the transaction, and the low transaction value (in terms of cash to be paid in lieu of issuing fractional shares) in comparison to the cost of implementing certain procedural safeguards, the companies did not obtain third party fairness opinions or appraisals, did not form independent committees of the board of directors to approve the transaction or the transaction price, did not engage independent representatives to act on behalf of stockholders, and if not required by applicable corporate law, did not obtain stockholder approval of the transactions. The analyses of and reasons provided by these companies for not implementing certain procedural safeguards were identical to the analysis and reasons of the board of directors of the Company. In addition, the Transaction Price is within the range of transaction prices paid in the comparable transactions in terms of observable metrics such as current and historical market prices and net asset value. Of the 11 comparable transactions considered, the transaction price paid to stockholders for fractional shares represented a premium to the then-current market price (ranging from 0.7 percent to 900.0 percent) in 10 transactions, and represented neither a premium nor a discount in the last transaction. The Transaction Price represents a 80% premium to the Company's current market price. The transaction prices paid to stockholders for fractional shares represented a premium to the highest historical price during the subject company's two full fiscal years through the date of announcement of the transaction or the date of filing relating to the transaction with the Securities and Exchange Commission in only two cases and the discounts to such historical high prices in the other nine cases (ranging from 2.0 percent to 99.1 percent). The Transaction Price represents a 60% discount to the highest historical bid price and a 55% discount to the highest historical closing price during the Company's two full fiscal years through the date of announcement. See Annex C for the specific information for each comparable transaction. The board of directors and the members of the Affiliate gave some weight to the comparable transactions analysis and, as discussed above, determined that the Company was within range of the prices, premiums, discounts and procedures of companies in situations similar to itself.

     After the assessment by the board of directors and the members of the Affiliate Group of market prices, net asset value, earnings, liquidation value and going concern value, the board of directors determined and the members of the Affiliate Group believed that the most significant factor in the assessment and determination of the fair value was going concern value since it most closely reflected the actual value of the Company and the Common Stock. The board of directors and the members of the Affiliate Group came to this conclusion because the net asset value, historical earnings and future earning prospects, and liquidation value gave little to no value to the Common Stock, and since the trading of the Common Stock was infrequent, the current and historical market prices did not seem to accurately reflect the value of the Company's major real estate holding. The board of directors heavily considered the maximum estimated sale price for Tract A at a variety of time intervals, including a one-year interval and a three-year interval. The factors considered by the board of directors in determining the sale price that could effect the value of the property included interest rates, natural disasters, environmental and zoning issues, the timing of permits and change in demand for real estate. The board of directors and the members of the Affiliate Group also believe that the Transaction Price, based heavily on the going concern value, is fair to the unaffiliated stockholders because it represents a premium over all the other methods of valuation, including the Pre-Announcement Bid Price and the Historical Market Bid Price. Finally, the Transaction Price, as discussed above, is also within range of the transaction prices paid in comparable transactions.

     The Reverse Stock Split requires the affirmative vote of the majority of outstanding shares of the Common Stock under the General Corporation Law of the State of Nevada. Since Boca First Capital, LLLP owns a majority of the Common Stock and intends to vote in favor of the Reverse Stock Split, approval is essentially assured. Notwithstanding, the Company has decided to submit the Reverse Stock Split for approval by its stockholders at the Special Meeting. Submitting the Reverse Stock Split to a vote of holders of the Common Stock could benefit the Company in two ways. First, if a majority of the unaffiliated stockholders of the Company were to approve the Reverse Stock Split, the Company could, in the event of the Reverse Stock Split is judicially challenged, rely on that vote as proof of fairness of the Reverse Stock Split to unaffiliated stockholders. Second, only stockholders that vote against the Reverse Stock Split would be entitled to appraisal rights, so submitting the Reverse Stock Split for stockholder approval could substantially reduce the pool of stockholders eligible to exercise appraisal rights and, thereby force the Company to incur the costs that such appraisal rights proceedings entail. In the event of a negative vote on the matter by stockholders, the Company intends to reconsider alternative methods of effecting a going private transaction or potentially even liquidation of the Company. The Reverse Stock Split has not been structured to require the separate approval of unaffiliated stockholders. The board of directors and the members of the Affiliate Group believe that there is sufficient representation in the decision-making at the board of director level to the protect the interests of the unaffiliated stockholders since three of the four members of the board of directors are independent. The board of directors and the members of the Affiliate Group also considered the lack of participation of unaffiliated stockholders in previous stockholder meetings. Conditioning the approval of the Reverse Stock Split on the affirmative vote by a majority of unaffiliated stockholders would not reflect the collective judgment of the stockholders who own less than 2,000 shares of Common Stock because, based on prior experience, it would be unlikely that a large number of such stockholder would vote.

     No unaffiliated representative was retained to act on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or to prepare a report addressing the fairness of the Reverse Stock Split by the Company. The board of directors was aware that the use of a third party representative is a common procedure in a going private transaction. Therefore, the board of directors weighed carefully whether such a representative would be necessary in order to make the proposed transaction procedurally fair to stockholders, including unaffiliated stockholders. The board of directors determined and the members of the Affiliate Group believe that the cost of retaining a third party representative outweighed the benefits to the Company's stockholders, including its unaffiliated stockholders. The cost of obtaining a fairness opinion would be prohibitively high given the low price at which the Common Stock currently trades. The board of directors determined that this expense was inappropriate since it concluded that the board of directors itself could adequately establish the fairness of the Reverse Stock Split, without such report or opinion, by addressing the factors and considerations described in this proxy statement.

     In determining whether not using such a third party advisor would be procedurally fair, the board of directors evaluated whether the interest of unaffiliated stockholders would be adequately represented and whether the purchase price could be fairly determined by the board of directors. The board of directors noted that the adverse effect that the costs of being a public company is having on the stockholders is affecting all stockholders, whether or not affiliated with the Company. The board of directors also concluded and the members of the Affiliate Group believed that there was sufficient representation in the decision making at the board level to protect the interests of the unaffiliated stockholders. Three of the four members of the board of directors are not employees of the Company or employees of an affiliate of the Company, and participated in board discussions and approved the proposed transaction. The board of directors also concluded and the members of the Affiliate Group believed that no independent committee of the board of directors was necessary to review the fairness of the Reverse Stock Split proposal because each of the members of the board of directors could adequately convey their opinions and concerns to the entire board without the need for the establishment of such a committee.

     Each of the member of the board of directors and each member of the Affiliate Group determined that the Reverse Stock Split is procedurally fair to all unaffiliated stockholders. As discussed above, the board of directors determined that the detriments of using procedures such as requiring a majority vote of unaffiliated stockholders, a special board committee and a third party representative to represent the unaffiliated stockholders, outweighed their benefits given the composition of the board of directors and that the information required to evaluate the fairness of the transaction was obtainable by the board of directors without the need for specialized expertise. Unaffiliated stockholders, included those who will no longer be stockholders, will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in the Company with that of other available investments. The Company recognizes that the approval of the Reverse Stock Split is ensured based on the voting intentions of Boca First Capital, LLLP. However, unaffiliated stockholders will have the opportunity, subject to market conditions, to determine whether or not they remain stockholders after the Reverse Stock Split by acquiring sufficient shares so that they hold at least 2,000 shares immediately prior to the Reverse Stock Split or selling sufficient shares so that they hold less than 2,000 shares immediately prior to the Reverse Stock Split. In determining that the Reverse Stock Split was procedurally fair, the board of directors and the members of the Affiliate Group also considered that the directors and executive officers combined only own approximately 3% of the Common Stock and that affiliated stockholders are not being treated differently from unaffiliated stockholders.

     The Company is not aware of any firm offer by any unaffiliated person during the past two years in respect of: (i) the merger or consolidation of the Company with or into another company, or vice versa; (ii) the sale or other transfer of all or any substantial part of the assets of the Company; or (iii) a purchase of the Company's securities that would enable the holder to exercise control over the Company.

                                 Material Terms

The Reverse Stock Split

     The board of directors of the Company has approved a proposal that the Company effect a reverse stock split of the Common Stock, to be effected at a ratio of one to 2,000. The board of directors determined such ratio based on the best information available as to the number of beneficial owners of Common Stock and the numbers of shares of Common Stock held by such stockholders, with a view to reducing the number of beneficial owners of Common Stock, not just record holders of Common Stock, to fewer than 300. However, since many beneficial owners of shares of Common Stock do not have such shares registered in their own names, but rather in "street names" -- i.e., through a broker, bank, or other third party -- it is impossible for the board of directors to know such information with certainty. Accordingly, it is possible that even at a ratio of one to 2,000, the Company may not achieve (or know with certainty whether or not it has achieved) its objective of reducing the number of beneficial owners of Common Stock to fewer than 300, in which case the Company could be forced to increase the ratio to be used in the Reverse Stock Split, abandon the proposed transaction, effect a further reverse stock split after the proposed transaction has been effected, or effect the Reverse Stock Split with fewer than 300 record holders but more than 300 beneficial owners of Common Stock. The Company would prefer (but is not required under the federal securities laws) to use the number of beneficial owners of Common Stock rather than the number of record holders as the benchmark for determining the appropriate Reverse Stock Split ratio in order to ensure that the Company does not involuntarily or inadvertently become a public company again after the proposed transaction is effected. Immediately after giving effect to the Reverse Stock Split, stockholders will hold one whole share of Common Stock for each 2,000 shares of Common Stock held thereby immediately prior to giving effect to the Reverse Stock Split. The shares of Common Stock acquired by the Company in connection with the Reverse Stock Split will be restored to the status of authorized but unissued shares.

     The board of directors of the Company may postpone or abandon the Reverse Stock Split at any time prior to its effectuation for any reason. The board of directors of the Company might elect to abandon the Reverse Stock Split if the cost of achieving the purpose of the proposed transaction is prohibitively high.

Treatment of Fractional Shares

     In connection with the Reverse Stock Split, the Company will pay to all holders of Common Stock that otherwise would hold fractional shares after giving effect to the Reverse Stock Split, in lieu of issuing fractional shares to such stockholders, cash in the amount of $0.18 per pre-split share of Common Stock that is represented by such fractional shares.

     After giving effect to the Reverse Stock Split:

     o stockholders holding 1,999 or fewer shares of Common Stock immediately prior to giving effect to the Reverse Stock Split will no longer hold any Common Stock, but will instead be entitled to payment of $0.18 per share of Common Stock held immediately prior to giving effect to the Reverse Stock Split; and

     o stockholders holding 2,000 or more shares of Common Stock immediately prior to giving effect to the Reverse Stock Split will receive one share of Common Stock for each 2,000 shares of Common Stock so held and will receive cash in lieu of fractional shares as described above.

Treatment of Series A Preferred Stock

     The conversion rate of the Series A Preferred Stock will be proportionately adjusted so that the holder of any Series A Preferred Stock converted after the date the Reverse Stock Split is actually effected (the "Effective Date") will be entitled to received the aggregate number and kind of shares which, if such Series A Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such reclassification. No action is required on behalf of Series A Preferred Stock holders.

Deregistration of Common Stock

     Immediately after effecting the Reverse Stock Split, the Company intends to terminate the registration of the Common Stock under the Exchange Act.

Suspension of Public Reporting Obligations

     If the Company effects the Reverse Stock Split and the subsequent deregistration as described in this proxy statement, the Common Stock will no longer be registered and the Company will no longer be a reporting company under the Exchange Act. The Company will, therefore, cease to file annual, quarterly, current, and other reports and documents with the Securities and Exchange Commission, and stockholders will cease to receive annual reports and proxy statements. Persons that remain stockholders of the Company after the Reverse Stock Split is effected will, therefore, have access to much less information about the Company and its business, operations, and financial performance.

Delisting of Common Stock

     Immediately after effecting the Reverse Stock Split, the Company also intends to terminate the listing of the Common Stock on the Nasdaq Bulletin Board. There will likely no longer be any public market for the Common Stock, and the market for the Common Stock will, accordingly, be much less liquid, adversely effecting the ability of remaining stockholders to sell their Common Stock.

Stockholder Approval

     The Reverse Stock Split requires the affirmative vote of the majority of outstanding shares of the Common Stock under the General Corporation Law of the State of Nevada. Since Boca First Capital, LLLP owns a majority of the Common Stock and intends to vote in favor of the Reverse Stock Split, approval is essentially assured. Notwithstanding, the Company has decided to submit the Reverse Stock Split for approval by its stockholders at the Special Meeting. Submitting the Reverse Stock Split to a vote of holders of the Common Stock could benefit the Company in two ways. First, if a majority of the unaffiliated stockholders of the Company were to approve the Reverse Stock Split, the Company could, in the event of the Reverse Stock Split is judicially challenged, rely on that vote as proof of fairness of the Reverse Stock Split to unaffiliated stockholders. Second, only stockholders that vote against the Reverse Stock Split would be entitled to appraisal rights, so submitting the Reverse Stock Split for stockholder approval could substantially reduce the pool of stockholders eligible to exercise appraisal rights and, thereby force the Company to incur the costs that such appraisal rights proceedings entail. In the event of a negative vote on the matter by stockholders, the Company intends to reconsider alternative methods of effecting a going private transaction or potentially even liquidation of the Company.

Effective Date

     The Reverse Stock Split will become effective on a date determined by the board of directors of the Company. The Company intends to effect the Reverse Stock Split on or as soon as possible after the Reverse Stock Split is approved by its stockholders.

     The suspension of the Company's obligation to file periodic reports and other documents under the Exchange Act will become effective upon the filing with the Securities and Exchange Commission of a certification and notice of termination of registration on Form 15, and the termination of the registration of the Common Stock will become effective ninety days thereafter. As a result of the deregistration, market makers of the Common Stock will be required to cease their trading of the Common Stock on the Nasdaq Bulletin Board.

Exchange of Certificates and Payment for Fractional Shares

     The Company's transfer agent, Interwest Transfer Company (the "Transfer Agent"), will act as the Company's agent for purposes of exchanging certificates and paying for fractional shares in connection with the Reverse Stock Split.

     As of the Effective Date, each existing share of Common Stock held by any holder of Common Stock shall automatically be converted into the right to receive the whole number of shares of new Common Stock determined by dividing the aggregate number of existing shares of Common Stock then held by such person by 2,000; provided that, any holder that would otherwise be entitled to a fractional share will not be entitled to receive any fractional new share of Common Stock, but instead will be entitled to payment of cash in the amount of $0.18 multiplied by the aggregate number of pre-split shares of Common Stock represented by such fractional new share of Common Stock.

     As soon as practicable after the Effective Date, the Company will send to each holder of record of Common Stock, and to each beneficial owner of Common Stock held in "street name" on behalf of such owner, instructions for surrendering any certificates held thereby representing such shares of Common Stock. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates. The letter attached as Annex B ("Form for Demand for Payment of Fair Value") to this proxy statement is not a letter of transmittal for purposes of surrendering shares of Common Stock for exchange or payment. The attached letter should only be used by stockholders that wish to exercise their appraisal rights.

     As soon as practicable after the Transfer Agent receives any surrendered certificate, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as the Company may require, the Transfer Agent will deliver to the person in whose name such certificate has been issued: (i) a new certificate registered in the name of such person representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such surrendered certificate have been reduced as a result of the Reverse Stock Split; or (ii) if such person would otherwise be entitled to receive a fractional share after giving effect to the Reverse Stock Split, cash in an amount equal to $0.18 per pre-split share of Common Stock that is represented by such fractional share. Note that appraisal rights may be exercised only by stockholders who vote against or abstain from voting on the Reverse Stock Split.

     There will be no differences between the respective rights, preferences or limitations of the Common Stock prior to the Reverse Stock Split and the Common Stock after the Reverse Stock Split. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Common Stock. There are no accrued or unpaid dividends on the Common Stock. See "The Proposed Transaction - Material Terms - Deregistration" and "The Proposed Transaction - Material Terms - Suspension of Public Reporting Obligations" for a further discussion. The Company intends to terminate the listing of the Common Stock after the Effective Date. See "The Proposed Transaction - Material Terms - Delisting of Common Stock" for further discussion of the delisting.

     For purposes of determining ownership of shares of Common Stock on the Effective Date, such shares will be considered held by the person in whose name such shares are registered on the records of the Company or, in the case of shares held by a broker, bank or other third party in "street name" on behalf of its client, in the name of the person whose account such shares are held in by such broker, bank, or other third party on the Effective Date, regardless of the beneficial ownership of those shares. Upon effecting the Reverse Stock Split, the Company intends to treat stockholders holding Common Stock in "street name" in the same manner as registered stockholders whose shares are registered in their names. Prior to the Effective Date, the Company will conduct an inquiry of all the brokers, banks and other third parties ("Participants") that hold shares of Common Stock in "street name." These Participants will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in "street name." These Participants will provide the Company with information on how many shares must be issued to all their accounts and how many fractional shares will be cashed out. However, such Participants may have different procedures than registered stockholders for processing the Reverse Stock Split. Investors that hold an aggregate of at least 2,000 shares in multiple accounts, with one or more brokers, may want to consider combining their holdings into one account if they wish to retain their holdings and ensure that they are not inadvertently cashed out. If you hold your shares in "street name" with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

     No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of Common Stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate that is surrendered for exchange is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.

     If any certificate evidencing Common Stock has been lost or destroyed, the Company may in its sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to the Company. The holder of any shares of Common Stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the letter of transmittal sent by the Company, the above-referenced affidavit and indemnity agreement, and any other document required by the Company, a bond or other security satisfactory to the Company indemnifying the Company and all other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of Common Stock or paying cash in lieu of issuing fractional shares of Common Stock in exchange for the existing shares of Common Stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that the Company will send to stockholders after the Effective Date.

     DO NOT SEND SHARE CERTIFICATES TO THE CORPORATION OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED THE ABOVE-REFERENCED LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS.

Appraisal Rights

     Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock to which such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. Any stockholder that wishes to exercise its appraisal rights in connection with the Reverse Stock Split must deliver to the Company written notice of such stockholders intent to do so not later than June 3, 2005, in the form attached as Annex B to this proxy statement and must either abstain from voting or vote against the Reverse Stock Split. Simply voting against the Reverse Stock Split will not be deemed to satisfy the notice requirement. A dissenting stockholder must provide written notice to the Company and must not vote his or her shares in favor of the Reverse Split. A dissenting stockholder that votes "For" the Reverse Stock Split will be deemed to have waived its appraisal rights (see NRS 92A.420 set forth in Annex A). Therefore, stockholders who intend to exercise their appraisal rights must either vote against or abstain from voting on the proposed transaction. If any dissenting stockholder and the Company cannot agree to the fair value of such fractional share, such fair value would be determined in a proceeding before a district court of the State of Nevada. Any determination of the fair value of any dissenting stockholder's Common Stock would occur after the Company has effected the Reverse Stock Split, which effect will occur within 30 days of the receipt of any stockholder's demand for payment. Set forth in Annex A to this proxy statement is a summary of such appraisal rights followed by the statutory provisions of governing the rights of dissenting stockholders.

Source and Amount of Funds or Other Consideration

     The maximum total amount of cash that the Company anticipates will be required to effect the Reverse Stock Split is approximately $90,500. The Company expects to obtain such funds from working capital or, if necessary, borrowing from its line of credit that the Company secured with Boca First Capital, LLLP in April 2002. Boca First Capital, LLLP owns approximately 52.2% of the outstanding Common Stock as of December 31, 2004 and it is anticipated that it will own 53.1% of the outstanding common stock after giving effect to the Reverse Stock Split. See "The Corporation - Principal Stockholders." The line of credit matures on November 1, 2007, and bears an initial interest rate of 10% and will, on a quarterly basis, adjust to a rate that is equal to the greater of 10% per annum or 1% above the prime rate in effect on that date. The line of credit is secured by subordinated mortgage on the remaining 696 acres of the Maumelle, property, 1,000 shares of common stock of Capitol Development of Arkansas, Inc., a wholly-owned operating subsidiary of the Company, and a $1.0 million note receivable, which has a maturity date of January 10, 2006 and an annual rate of interest of 5.75%. In order to receive a loan advance under the line of credit, the Company must, among other things, have paid all fees that are payable and not have an event of default existing under the line of credit. The Company intends to repay the loan with payments received from repayment of the $1.0 million note receivable mentioned above.

     Following is an itemized list of the expenses the Company has incurred or expects to incur in connection with the proposed transaction:

          Filing fees...............................      $      18
          Legal fees................................      $  50,000
          Transfer Agent fees.......................      $   5,000
          Printing costs............................      $   8,000
          Mailing costs.............................      $   3,000
                                                          ---------
          Total estimated expenses..................      $  66,018
                                                          =========

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED REVERSE STOCK SPLIT TRANSACTION.

                                 THE CORPORATION

     The Company is in the business of financial lending collateralized by real estate, acquisition and sales of real property for its own portfolio, consulting on real estate development projects and real estate development through its ownership or control of strategic projects. The Company is the person filing this proxy statement with the Securities and Exchange Commission and furnishing it to the stockholders of the Company.

     The Company has not made an underwritten public offering of its Common Stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A. The Company has not repurchased any shares of its Common Stock during the past two years.

Past Contracts, Transactions, Negotiations and Agreements

     The Company has entered into agreements with affiliates and has paid fees or expects to pay fees to certain affiliated companies for various types of services, and will continue to do so in the future. These arrangements are summarized below:

     Prime Realty & Investments Inc. ("Prime") is a real estate brokerage firm beneficially owned by Diane Bloom, a controlling stockholder of the Company through her beneficial interest in Boca First Capital, LLLP. Prime may receive commissions derived from transactions dealing with the Company. Prime did not receive any commissions in fiscal 2004 or fiscal 2003. Management anticipates that any such commissions paid will based on standard industry fees at the accepted rates paid to non-affiliated third parties.

     Highland Mortgage & Finance Co. ("Highland Mortgage") is a mortgage brokerage firm owned and controlled by Ashley Bloom, the Company's Acting Chief Executive Officer and Acting President and a beneficial owner of the Company. Highland Investment may receive mortgage broker fees derived from transactions completed by the Company and its subsidiaries. Highland may be paid directly by the Company or by the borrower as indicated in closing statements. Highland Mortgage received $14,265 in net fees in fiscal 2004 and $0 in fiscal 2003. Management anticipates that any such commissions paid to Highland Mortgage will be based on standard industry fee at the accepted rates paid to non-affiliated third parties.

     Ashley Barrett Consulting, Inc. ("ABC") is a consulting firm owned and controlled by Ashley Bloom, the Company's Acting Chief Executive Office and Acting President and a beneficial owner of the Company. ABC receives consulting fees of $2,500 per month from the Company and may also receive mortgage broker fees derived from transactions completed by the Company and its subsidiaries. ABC may be paid directly by the Company or by the borrower as indicated in closing statements. ABC received $89,022 in fiscal 2004 and $0 in fiscal 2003 for fees related to real estate transactions. ABC received $30,000 in consulting fees in both fiscal 2004 and 2003. Management anticipates that any such commissions paid to Highland Mortgage will based on standard industry fee at the accepted rates paid to non-affiliated third parties.

     Boca First Capital, LLLP ("Boca") is a limited liability limited partnership whose general partner is Addison Capital Group, LLC. The members of Addison are Howard Bloom, Diane Bloom and Michael G. Todd. The Company pays Boca monthly interest for the line of credit that exists between the parties. During the fiscal year ended September 30, 2004, the Company paid a $100,000 renewal fee, representing a 2.5% of the $4,000,000 available line of credit, extending the credit line to November 1, 2007. Boca received $125,933 in interest in fiscal 2004 and $188,907 in fiscal 2003.

     MLT Management Corp. ("MLT") is a Florida corporation owned and controlled by Diane Bloom, the spouse of Howard Bloom, and a controlling stockholder of the Company through her beneficial interest in Boca. MLT may receive commissions derived from transactions dealing with the Company, either directly or paid by the borrower. MLT received $191,827 in fiscal 2004 and $87,000 in fiscal 2003. A portion of these fees was paid to Highland, ABC or other parties under fee-sharing arrangements. Management anticipates that any such commissions paid will based on standard industry fees at the accepted rates paid to non-affiliated third parties.

Plans after the Reverse Stock Split

     The Company has no plans, proposals or negotiations that would relate to or would result in: any extraordinary transaction; any purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; any change in the current board of directors or management of the Company including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of an executive officer; or any other material change in the Company's corporate structure or business.

Market Price of Common Stock and Dividends

     The exact title of the Common Stock is Common Stock, par value $0.01 per share, of the Company. The number of shares of Common Stock outstanding as of April 20, 2005 was 30,637,634. The principal market in which the Common Stock is quoted is the Nasdaq Bulletin Board under the symbol "CFRC.OB." The high and low bid prices for the Common Stock on the Nasdaq Bulletin Board for each quarter during the past two fiscal years were as follows:

                                                          BID
                                                     High      Low
                                                     ----     ----

   Fiscal Year Ended September 30, 2003

       First Quarter                                 $0.08    $0.04

       Second Quarter                                $0.11    $0.04

       Third Quarter                                 $0.07    $0.055

       Fourth Quarter                                $0.08    $0.06

                                                          BID
                                                     High      Low
                                                     ----     ----

   Fiscal Year Ended September 30, 2004

       First Quarter                                 $0.35    $0.08

       Second Quarter                                $0.45    $0.20

       Third Quarter                                 $0.33    $0.12

       Fourth Quarter                                $0.14    $0.05

   Fiscal Year Ending September 30, 2005

       First Quarter                                 $0.09    $0.05

       Second Quarter                                $0.14    $0.06

       Third Quarter (through April 20, 2005)        $0.10    $0.09


     These bid prices were obtained from the National Quotation Bureau, Inc., and reflect inter-dealer prices, without retail mark up, mark down or commission and may not reflect actual transactions.

     During the fiscal year ended September 30, 2004 and the fiscal year ended September 30, 2003, the Company did not declare any cash dividends with respect to its Common Stock. The Company does not expect to declare dividends on its Common Stock in the foreseeable future. The Company may not pay any dividend on the Common Stock until is has paid or declared and set apart for payment, all accrued and unpaid dividends for all prior periods on the Series A Preferred Stock and any other class or series of preferred stock that the board of directors may hereafter designate.

Series A Preferred Stock

     The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share, and of those, 7,500,000 are designated Series A Preferred Stock. As of September 30, 2004, the Company has 4,137,591 issued and outstanding shares of Series A Preferred Stock that bears a cumulative dividend of 5.25%. For the fiscal year ended September 30, 2004, the Company accrued, but did not pay dividends on the 4,137,591 shares of Series A Preferred Stock. The Company, through its board of directors, has the right to issue other series of preferred stock. Such rights may include preferences with respect to dividends as well as prohibitions against the declaration of dividends on Common Stock under certain circumstances.

     At any time after 60 days from the date of issuance, but not sooner than August 15, 2002, the Company shall have the right to require mandatory conversion of the Series A Preferred Stock into one share of Common Stock for each share of Series A Preferred Share, predicated upon certain events ("Triggered Events"). The Triggered Event shall occur, when and if, the Common Stock, based on the average of the high and low prices of the Common Stock for a consecutive period of ten (10) trading days, as reported by the National Quotation Bureau, Inc., and reflect inter-dealer prices as reported on the NASDAQ electronic bulletin board, reaches a price of $1.50 per share of Common Stock. However, in the event the Company elects such option, it is required to use its best efforts to register such shares of Common Stock for resale within 180 days from the date of conversion. At any time after 90 days after issuance, the Series A Preferred is convertible, at the option of the holder, into one share of the Common Stock. All or any number of Series A Preferred Stock may be converted by the holder thereof from time to time on or after the Conversion Date.

     Series A Preferred Stock does not have any voting rights, except as required under Nevada law. Series A Preferred Stock, in the event of any liquidation, dissolution or winding up of the Company, is senior to the holders of Common Stock. Series A Preferred Stockholders are entitled to receive a liquidation preference of $1.00 per share, plus accrued and unpaid dividends to the payment date.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     The information on pages 15 through 19 in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 and pages 3 through 7 in the Company's Quarterly Report on Form 10-QSB for the period ended December 31, 2004 have also been filed with the Securities and Exchange Commission and are incorporated herein by reference.

Changes in and Disagreements with Accountants Regarding Accounting and Financial Disclosure

     The information on page 19 in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 is incorporated herein by reference.

     A representative of Berkovits Lago & Company, P.A., the Company's independent auditors, will not be present at the Special Meeting. It is anticipated that all members of management, and some or all of the members of the board of directors, will be available at the Special Meeting.

Financial Information

     The audited financial statements of the Company on pages F-1 through F-18 in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 have been filed with the Securities and Exchange Commission and are incorporated herein by reference. The unaudited financial statements of the Company on pages F-1 through F-12 in the Company's Quarterly Report on Form 10-QSB for the period ended December 31, 2004 have also been filed with the Securities and Exchange Commission and are also incorporated herein by reference. This filing is available on the Securities and Exchange Commission's website at http://www.sec.gov. You may review this filing at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549 or request copies of this document upon payment of a duplicating fee, by writing the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0339.

     Ratio of Earnings to Fixed Charges

                                                                      Fiscal
                                                                      quarter
                                                                       ended           Fiscal year ended
                                                                    December 31,         September 30,
                                                                        2004           2004           2003
                                                                    -----------    -----------    -----------
Earnings from continuing operations before fixed charges

Loss from operations                                                   $(59,596)     $(514,111)     $(823,079)
Fixed charges                                                           301,405      1,102,096      1,357,045
Capitalized interest                                                    (51,724)      (118,794)             -
Preferred stock dividends                                               (54,306)      (217,224)      (217,224)
                                                                    -----------    -----------    -----------
Total earnings from continuing operations before fixed charges         $135,779       $251,967       $316,742
                                                                    -----------    -----------    -----------

Fixed charges

Interest expense, net of capitalized interest                          $195,375       $766,078     $1,139,821
Capitalized interest                                                     51,724        118,794              -
Preferred stock dividends                                                54,306        217,224        217,224
                                                                    -----------    -----------    -----------
Total fixed charges                                                    $301,405     $1,102,096     $1,357,045
                                                                    -----------    -----------    -----------

Ratio of earnings to fixed charges                                         0.45           0.23           0.23

Book value per share                                                      $0.06          $0.07          $0.08

     Pro Forma Financial Information

     The following unaudited pro forma financial information is intended to illustrate the approximate effect that the Reverse Stock Split would have had on the Company's financial condition and results of operations if completed at an earlier date. Pro forma financial information is combined, condensed and unaudited and should be read in conjunction with the historical financial statements and notes incorporated by reference into or included in this proxy statement. Pro forma balance sheets give effect to the transaction as if completed at the end of the period. Pro forma income statements give effect of the transaction as if completed at the beginning of the period. The pro forma financial information is based on the assumptions stated in the notes to the pro forma financial statements, which should be carefully considered. Pro forma information may not be indicative of the results that actually would have occurred if the reverse split had been in effect on the dates indicated or the results that may be attained in the future.

     Consolidated Balance Sheet

                                                                Historical
                                                              First quarter
                                                                  ended
                                                               December 31,      Pro Forma       Pro Forma
                                                                   2004         Adjustments      Combined
                                                               ------------    ------------    ------------
Current Assets
Cash                                                               $374,495        $(90,474)       $284,021
Accrued interest receivable                                         116,160                         116,160
Notes and loans receivable, net of valuation allowance            3,335,408                       3,335,408
Real estate held for sale                                           780,871                         780,871
Construction in progress                                          2,843,212                       2,843,212
Other current assets                                                334,609                         334,609
                                                               ------------                    ------------
     Total current assets                                        $7,784,755        $(90,474)     $7,694,281
                                                               ------------    ------------    ------------

Furniture & equipment, net of depr                                   31,300                          31,300

Other Assets
Notes receivable, long term                                      $1,000,000                      $1,000,000
Land & R/E holdings                                               3,988,471                       3,988,471
Other long-term assets                                               48,363                          48,363
Deferred Tax Benefit                                              1,203,000                       1,203,000
                                                               ------------                    ------------
     Total Other Assets                                          $6,239,834               -      $6,239,834
                                                               ------------                    ------------
Total Assets                                                    $14,055,889        $(90,474)    $13,965,415
                                                               ============    ============    ============

Current Liabilities
Accounts payable & accrued expenses                                $320,768                        $320,768
Accrued preferred dividends payable                                 271,530                         271,530
Current portion of long term debt                                 4,737,122                       4,737,122
                                                               ------------                    ------------
     Total Current Liabilities                                   $5,329,420               -      $5,329,420
                                                               ------------                    ------------
Long Term Liabilities
Long term debt, net of current portion                            6,867,112                       6,867,112
                                                               ------------                    ------------
     Total Long Term Liabilities                                 $6,867,112               -      $6,867,112
                                                               ------------                    ------------

     Total Liabilities                                          $12,196,532               -     $12,196,532

                                                                Historical
                                                              First quarter
                                                                  ended
                                                               December 31,      Pro Forma       Pro Forma
                                                                   2004         Adjustments      Combined
                                                               ------------    ------------    ------------
Stockholders' Equity
Preferred stock - $0.01 par value; 10,000,000 authorized;
   4,137,591 issued and outstanding                                 $41,376                         $41,376
Common stock - $0.01 par value, 40,000,000 authorized;
   28,962,634 issued and outstanding historical; 14,230
   issued and outstanding pro forma                                 289,626        (289,484)            142
Additional paid-in capital                                        9,751,908         199,010       9,950,918
Preferred stock dividends paid & accrued                           (595,808)                       (595,808)
Minority interests                                                      100                             100
Accumulated deficit                                              (7,627,845)                     (7,627,845)
                                                               ------------                    ------------
       Total Stockholders' Equity                                 1,859,357         (90,474)      1,768,883
                                                               ------------    ------------    ------------

Total Liabilities and Stockholders' Equity                       14,055,889         (90,474)     13,965,415
                                                               ============    ============    ============

Issued and outstanding shares, historical                        28,962,634      28,962,634      28,962,634
Book value per share, historical                                      $0.06           $0.00           $0.06

Issued and outstanding shares, pro forma                             14,230          14,230          14,230
Book value per share, pro forma                                     $130.66          $(6.36)        $124.31

Outstanding shares September 30, 2004                            28,962,634
Estimated number of repurchased shares                             (502,634)
Subtotal                                                         28,460,000
Divisor                                                               2,000
Estimated remaining shares                                           14,230

Consolidated Statement of Operations for fiscal year ended September 30, 2004

                                                               Historical
                                                               Fiscal year
                                                                  ended
                                                              September 30,     Pro Forma       Pro Forma
                                                                   2004        Adjustments      Combined
                                                               ------------    ------------   ------------
Revenues
    Sales of real property                                       $3,509,000                     $3,509,000
    Interest income - notes and loans                               418,501                        418,501
    Fee income                                                      426,689                        426,689
                                                               ------------                   ------------
    Total Revenues                                               $4,354,190                     $4,354,190
                                                               ------------                   ------------
Cost of Revenue
    Cost of sales - real property                                $3,348,653                     $3,348,653
    Cost of sales - loans                                           389,519                        389,519
                                                               ------------                   ------------
    Total Cost of Revenue                                        $3,738,172                     $3,738,172
                                                               ------------                   ------------

Gross Profit                                                       $616,018                       $616,018
                                                               ------------                   ------------
Operating Expenses
    General and administrative expenses                             886,943         260,000        626,943
    General and administrative expenses - related parties            36,000                         36,000
    Financial advisory and consulting fees                          207,186                        207,186
                                                               ------------                   ------------
    Total operating expenses                                     $1,130,129                       $870,129
                                                               ------------                   ------------

Loss from operations                                              $(514,111)                     $(254,111)
                                                               ------------                   ------------
Other income and (expense)
    Interest income on cash balances                                 $7,368                         $7,368
    Interest expense                                               (250,626)         (9,047)      (259,673)
    Interest expense - related parties                             (125,933)                      (125,933)
    Gain from extinguishment of debt                                342,124                        342,124
                                                               ------------                   ------------
    Total other income and (expense)                               $(27,067)                      $(36,114)
                                                               ------------                   ------------

Net loss                                                          $(541,178)        250,953      $(290,225)
                                                               ============    ============   ============

Basic loss per share
Net loss (historical)                                                $(0.02)          $0.01         $(0.01)
Net loss (pro forma)                                                $(38.03)         $17.64        $(20.40)

Weighted average shares outstanding (historical)                 30,010,085      30,010,085     30,010,085
Estimated shares outstanding (pro forma)                             14,230          14,230         14,230

Consolidated Statement of Operations for fiscal quarter ended December 31, 2004

                                                               Historical
                                                               Fiscal year
                                                                  ended
                                                               December 31,     Pro Forma       Pro Forma
                                                                   2004        Adjustments      Combined
                                                               ------------    ------------   ------------
Revenues
    Sales of land and developed property                         $1,217,417                     $1,217,417
    Interest income - notes and loans                               146,663                        146,663
    Fee income                                                      121,489                        121,489
                                                               ------------                   ------------
    Total Revenues                                               $1,485,569                     $1,485,569
                                                               ------------                   ------------
Cost of Revenue
    Cost of sales - land and developed property                  $1,125,838                     $1,125,838
    Cost of sales - loans                                           140,884                        140,884
                                                               ------------                   ------------
    Total Cost of Revenue                                        $1,266,722                     $1,266,722
                                                               ------------                   ------------

Gross Profit                                                       $218,847                       $218,847
                                                               ------------                   ------------
Operating Expenses
    General and administrative expenses                             246,693          97,500        149,193
    General and administrative expenses - related parties             7,500                          7,500
    Financial advisory and consulting fees                           24,250                         24,250
                                                               ------------                   ------------
    Total operating expenses                                       $278,443                       $180,943
                                                               ------------                   ------------

(Loss) income from operations                                      $(59,596)                       $37,904
                                                               ------------                   ------------
Other income and (expense)
    Interest income on cash balances                                   $388                           $388
    Interest expense                                                (54,491)         (2,262)       (56,753)
    Gain from extinguishment of debt                                 53,404                         53,404
                                                               ------------                   ------------
    Total other income and (expense)                                  $(699)                       $(2,961)
                                                               ------------                   ------------

Net (loss) income                                                  $(60,295)         95,238        $34,943
                                                               ============    ============   ============
Basic (loss) income per share
Net (loss) income - historical                                      $(0.002)         $0.003         $0.001
Net (loss) income -- pro forma                                       $(4.24)          $6.69          $2.46

Weighted average shares outstanding (historical)                 28,962,634      28,962,634     28,962,634
Estimated shares outstanding (pro forma)                             14,230          14,230         14,230

     Ratio of Earnings to Fixed Charges

                                                               Historical
                                                               Fiscal year
                                                                  ended
                                                               December 31,     Pro Forma       Pro Forma
                                                                   2004        Adjustments      Combined
                                                               ------------    ------------   ------------
Earnings from continuing operations before fixed charges

(Loss) income from operations                                       (59,596)         97,500         37,904
Fixed charges                                                       301,405           2,262        303,667
Capitalized interest                                                (51,724)              -        (51,724)
Preferred stock dividends                                           (54,306)              -        (54,306)
                                                               ------------    ------------   ------------
Earnings from continuing operations before fixed charges            135,779          99,762        235,541
                                                               ------------    ------------   ------------

Fixed charges

Interest expense, net of capitalized interest                       195,375           2,262        197,637
Capitalized interest                                                 51,724               -         51,724
Preferred stock dividends                                            54,306               -         54,306
                                                               ------------    ------------   ------------
Total fixed charges                                                 301,405           2,262        303,667
                                                               ------------    ------------   ------------

Ratio of earnings to fixed charges                                     0.45                           0.78

Notes to Pro Forma Financial Statements

(1) The Company has assumed that the Reverse Stock Split occurred as of December 31, 2004, for the purpose of the unaudited consolidated pro forma balance sheet, as of October 1, 2003 with respect to the consolidated pro forma income statement for the fiscal year ended September 30, 2004, and as of October 1, 2004, with respect to the consolidated pro forma income statement for the first quarter ended December 31, 2004.

(2) The Company has assumed that a total of 502,634 shares are cashed out in the Reverse Stock Split at a price of $0.18 per share for a total payment of $90,474.

(3) The Company has assumed that all of the cash required to complete the Reverse Stock Split was borrowed from Boca First Capital, LLLP, at a rate of 10%.

(4) The Company has adjusted for a pretax cost savings, estimated to be approximately $260,000 for the fiscal year ended September 30, 2004 and $97,500 for the quarter ended December 31, 2004. This is an estimate of budgeted costs attributed to those periods for legal, accounting and other professional fees associated with the filing requirements under the Exchange Act. This adjustment is not a prediction of future results. No adjustment was made for employee, overhead, indirect or incidental expenses. Management estimates that costs associated with being a filing company under the Exchange Act may increase in later periods.

(5) The applicable incremental federal income tax rate is assumed to be 34%. No adjustment was made for taxes as the Company has an operating loss as well as net operating loss carryforwards.

     Executive Officers and Directors

      Name                Age                         Title
--------------------    -------    --------------------------------------------
Ashley B. Bloom            31      Acting President, Acting Chief Executive
                                   Officer, Treasurer, Assistant Secretary and
                                   Director

Monica Schreiber           44      Chief Financial Officer

Harvey Judkowitz           60      Director

Donald R. LeGault          65      Director

Michael Merlob             49      Director


Ashley B. Bloom. Mr. Bloom has served as the Company's Director, Acting President and Acting Chief Executive Officer since January 14, 2004 and he served as the Company's Vice President, Treasurer and Assistant Secretary since March 31, 2003. Mr. Bloom is a certified public accountant in the state of Illinois and a licensed mortgage broker in the state of Florida. Mr. Bloom's experience includes working with Coopers & Lybrand LLP, a certified public accounting firm, as an Associate in the Litigation Consulting and Corporate Finance department from June, 1996 to January, 1998 in Miami, Florida, and in the real estate development industry since 1998. Mr. Bloom is the son of Howard Bloom and the stepson of Diane Bloom, principal stockholders of the Company.

Monica Schreiber. Ms. Schreiber has served as the Company's Vice President and Chief Financial Officer since May 18, 2004. Prior to joining the Company, Ms. Schreiber acted as a consulting financial officer to the Company from January 5, 2004 through May 17, 2004. Prior to engagement with the Company, Ms. Schreiber was a Senior Financial Analyst at Access Worldwide Communications, Inc., a provider of marketing services to telecommunications and pharmaceutical clients, in Boca Raton, Florida, from April, 2002 to December, 2003. Ms. Schreiber was a Controller at Symmetrical Holdings, Inc., a provider of marketing research services, in Deerfield Beach, Florida, from November 1997 to September 2001.

Harvey Judkowitz. Mr. Judkowitz joined the board of directors on June 1, 2004. Mr. Judkowitz is a certified public accountant licensed in both New York and Florida. From 1988 to date, Mr. Judkowitz has conducted his own CPA practice. Mr. Judkowitz is the Chairman of the Board and CEO of UniPro Financial Services, Inc. and the interim Chief Financial Officer of Kirshner Entertainment & Technology, Inc. He currently serves on the Board of Directors and is chairman of the audit committees for the following publicly traded companies; Kirshner Entertainment & Technology, Inc., (KSHR), Global Business Services, Inc., (GBSS) and Capitol First Corporation (CFRC). In the past, he has served as Chief Financial Officer of Claire's Stores and several other publicly traded companies. Mr. Judkowitz graduated from Pace University in 1967 with a BBA in Accounting. Over the past 15 years, Mr. Judkowitz has been a consultant to assist several companies in going public and arrange short term financing until the public money could be raised.

Donald R. Le Gault. Mr. LeGault joined the board of directors on October 15, 2003. Mr. LeGault has extensive experience in real estate investment and development and has been the owner of Sell America Realty Corporation, a real estate brokerage firm specializing in commercial properties, primarily in South Florida since 1996. Since 2002, he has served as Chairman of the Florida Real Estate Marketing Association, a group of real estate professionals who conduct marketing seminars in various cities throughout Florida.

Michael Merlob. Mr. Merlob joined the board of directors on June 1, 2004. He is a Fellow of the Society of Actuaries. From November 1975 through March 1994, Mr. Merlob was employed by William M. Mercer, Inc, a subsidiary of Marsh & McClennan Companies, Inc., where he served as a Vice President and a consulting actuary. He joined Buck Consultants (now part of Mellon Financial Corporation) where he served as a principal and consulting actuary from March 1994 through October 1997. Mr. Merlob relocated to Florida in 1997 to pursue a second career in education. He now has his own private instructional practice and is employed by Donna Klein Jewish Academy in Boca Raton, Florida, where he instructs students in algebra, geometry and advanced placement statistics. Prior to joining Donna Klein in February 2003, Mr. Merlob was an instructor at Sawgrass Springs Middle School in Coral Springs, Florida, from October 1999 through June 2002.

     Neither the Company nor any of the above-listed executive officers or directors of the Company was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors) or was party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the above-listed executive officers and directors are citizens of the United States.

     Currently, there is a vacancy on the board of directors. The Company expects that the remaining members of the board of directors will fill the vacancy on the board of directors prior to the next annual stockholders' meeting; alternatively, the board of directors may elect to eliminate the vacancy by reducing the number of directors constituting the board of directors.

     Each of the officers and directors of the Company, as well as their respective affiliates intend to vote for the proposal and recommend to the stockholders of the Company their support for the proposed transaction for the reasons set forth in "The Proposed Transaction -- Special Factors -- Reasons" in this proxy statement.

Principal Stockholders

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date for: each person known to beneficially own more than 5% of the Common Stock; the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers earning at least $100,000; each of the Company's directors; and all of the Company's executive officers and directors as a group.

     Unless otherwise noted below, and subject to applicable community property laws, to our knowledge, each person has sole voting and investment power over the shares shown as beneficially owned, except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table.

     The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership, as set forth in the regulations of the Securities and Exchange Commission, includes securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities. For purposes of calculating each person's or group's percentage ownership, any stock options, convertible preferred stock and warrants exercisable or convertible within 60 days after the Record Date are included for that person or group but not any stock options, convertible preferred stock or warrants of any other person or group.

     All addresses for the executive officers and directors are c/o Capitol First Corporation, 7100 W. Camino Real Boulevard, Suite 402, Boca Raton, FL 33433.

                                                                     Shares of       Percent of
                                                                   Common Stock        Common
                                                                   Beneficially         Stock
                                                                       Owned            Owned
                                                                  ---------------   ------------
Boca First Capital, LLLP
Addison Capital Group LLC
7100 W. Camino Real Boulevard, Suite 402
Boca Raton, FL 33433.............................................  16,000,000 (1)          52.2%

Howard Bloom
12737 NW 68th Drive
Parkland, FL 33076...............................................  16,869,505 (2)          55.1%

Diane Bloom
12737 NW 68th Drive
Parkland, FL 33076...............................................  16,869,505 (3)          55.1%

Stone Financial Group, LLC
Joel A. Stone
630 Dundee Road, Suite 220
Northbrook, IL 60062.............................................   2,000,000 (4)           6.5%

Michael G. Todd..................................................  16,234,589 (5)          53.0%

Ashley B. Bloom..................................................     785,000 (6)           2.6%

                                                                     Shares of       Percent of
                                                                   Common Stock        Common
                                                                   Beneficially         Stock
                                                                       Owned            Owned
                                                                  ---------------   ------------
Monica Schreiber.................................................      10,000 (7)              *

Harvey Judkowitz.................................................          -- (8)              *

Donald R. LeGault................................................      60,000                  *

Michael Merlob...................................................      56,000 (8)              *

All executive officers and directors as a group (5 persons)......     911,000 (9)           3.0%
                                                                  ===============    ===========

----------------------------
* Less than one percent.

(1) Addison Capital Group LLC, a Nevada limited liability company ("Addison"), is the general partner of Boca First Capital, LLLP, a Florida limited liability limited partnership ("Boca"). The managing members of Addison are Howard Bloom, Diane Bloom and Michael G. Todd. The limited partners of Boca are MB 2002 LLC, a Florida limited liability company, Boca Funding Group, LLC, a Florida limited liability company, Prescott Investments L.P., a Nevada limited partnership ("Prescott"), Highland Investments, LLC, a Florida limited liability company, Michael G. Todd, Alan Katz and Leonard Gross. Mr. Todd is the sole managing member of Prescott.

(2) Includes 26,000 shares owned directly, 90,000 shares owned by spouse and minor child, 750,000 shares owned by MB 2002 LLC, a Florida limited liability company of which Mr. Bloom and his wife are the sole managing members, 16,000,000 shares owned by Boca, and 3,505 shares owned by MLT Management Corp., a Florida corporation owned and controlled by Diane Bloom, the spouse of Howard Bloom. See footnote (1).

(3) Includes 45,000 shares owned directly, 71,000 shares owned by spouse and minor child, 750,000 shares owned by MB 2002 LLC, 16,000,000 shares owned by Boca, and 3,505 shares owned by MLT Management Corp. See footnote (1).

(4) Joel A. Stone's membership interest in Stone Financial Group, LLC is greater than 50% and he controls Stone Financial Group, LLC. Based on a
     Schedule 13D filed with the Securities and Exchange Commission on July 30, 2004.

(5) Includes 208,000 shares owned directly, 6,000 shares owned by Granite Industries LLC of which Mr. Todd is the sole managing member, 1,589 shares owned by Prescott of which Granite Industries LLC is its managing general partner, 16,000,000 shares owned by Boca, and 19,000 shares owned by Mr. Todd's wife. See footnote (1).

(6) Includes 35,000 shares owned directly and 750,000 shares owned by Highland Investments LLC of which Mr. Bloom is the sole manager. Mr. Bloom is also the son of Howard Bloom and stepson of Diane Bloom.

(7)  Includes 10,000 shares owned directly by Ms. Schreiber.

(8) Mr. Judkowitz and Mr. Merlob will each receive 60,000 pre-split shares in June of 2005 as stock compensation for their director services.

(9) Includes 56,000 shares beneficially owned by Mr. Merlob, 60,000 shares beneficially owned by Mr. LeGault, 785,000 shares beneficially owned by Mr. Ashley Bloom and 10,000 shares beneficially owned by Ms. Schreiber.

Boca First Capital, LLLP and Addison Capital Group LLC

     Boca First Capitol LLLP, a Florida limited liability limited partnership, which owns beneficially and of record 16,000,000 shares of Common Stock, representing 52.2% of the outstanding Common Stock could be deemed a controlling affiliate of the Company. After giving effect to the Reverse Stock Split, Boca will own 8,000 shares, representing 53.1% of the issued and outstanding Common Stock. The principal business of Boca is to develop, market and sell real estate and acquire, own, license, maintain, improve, operate, manage, refinance, lease, and sell its assets. The business address of Boca is 7100 W. Camino Real Boulevard, Suite 402, Boca Raton, Florida 33433. Boca's general partner is Addison Capital Group LLC, a Florida limited liability company ("Addison"). The business address of Addison is 7100 W. Camino Boulevard, Suite 402, Boca Raton, Florida 33433. The principal business of Addison is management services.

     To the knowledge of the Company, the members of Addison are:

                    Current Principal Occupation     Other Material Occupations
Name                and Business Address             During the Past Five Years
-----------------   ------------------------------   ---------------------------
Diane Bloom         Real estate investor             None
                    7100 W. Camino Boulevard
                    Suite 402
                    Boca Raton, Florida 33433

Howard Bloom        Real estate investor             None
                    7100 W. Camino Boulevard
                    Suite 402
                    Boca Raton, Florida 33433

Michael G. Todd     Real estate investor             Former Chief Executive
                    6454 Leblanc Place               Officer and Chairman of the
                    Rancho Palos, Florida 90275      Board of Directors of the
                                                     Company

     To the knowledge of the Company, none of Boca, Addison nor any of the above-listed members of Addison: (i) was convicted in a criminal proceeding during the past five years (excluding violations and similar misdemeanors); or
(ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the members of Addison is a citizen of the United States.

     Boca, Addison and certain members of Addison intend to vote for the proposed transaction for the reasons set forth in "The Proposed Transaction -- Special Factors -- Reasons" in this proxy statement. None of Boca, Addison nor the members of Addison have made a recommendation regarding the proposed transaction.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals for the 2004 annual meeting of stockholders must have been submitted to the Company by December 15, 2004 to receive consideration for inclusion in the Company's proxy statement or information statement relating to the 2004 annual meeting of stockholders. Any such proposal must also comply with Securities and Exchange Commission proxy rules, including Securities and Exchange Commission Rule 14a-8.

     In addition, stockholders are notified that the deadline for providing the company timely notice of any stockholder proposal submitted outside of the Rule 14a-8 process for consideration at the Company's 2004 annual meeting of stockholders is February 28, 2005. As to all such matters which the Company does not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2004 annual meeting of stockholders to vote on such proposal.

                                  HOUSEHOLDING

     In order to reduce printing costs and postage fees, the Company has adopted the process called "householding" for mailing its proxy statement to "street name holders," which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company's proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each stockholder of record.

     If you prefer to receive multiple copies of the Company's proxy statement at the same address, you may obtain additional copies by writing to Capitol First Corporation, Investor Relations, 7100 W. Camino Real Boulevard, Suite 402, Boca Raton, Florida 33433 or by calling (561) 417-7115. Eligible stockholders of record receiving multiple copies of the proxy statement can request householding by contacting the Company in the same manner.

                              AVAILABLE INFORMATION

     The Company files reports, proxy information statements and other information with the Securities and Exchange Commission. These filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. You may review these filings at the Securities and Exchange Commission's Public Reference Room located at 450 Fifth Street, NW, Washington D.C. 20549 or request copies of these documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's annual report for the year ended September 30, 2004 on Form 10-KSB and quarterly report for the period ended December 31, 2004 on Form 10-QSB are incorporated herein by reference. The Form 10-KSB and Form 10-QSB are being delivered to stockholders with this proxy statement. The exhibits to the Form 10-KSB and Form 10-QSB will not be delivered with this proxy statement, but will be furnished upon request upon the payment of a reasonable fee that will be limited to the Company's reasonable expenses in furnishing any requested exhibits.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains forward-looking statements. Such forward-looking statements are generally accompanied by words such as "intends," "projects," "believes," "anticipates," "plans" and similar terms that convey the uncertainty of future events or outcomes. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Readers should carefully review the risk factors described in other documents that the Company files from time to time with the Securities and Exchange Commission.


                                   By Order of the Board of Directors


May 6, 2005                        Ashley Bloom
                                   Acting President and Chief Executive Officer

                                                                         ANNEX A

                           SUMMARY OF APPRAISAL RIGHTS
                     IN CONNECTION WITH PROPOSED TRANSACTION

     Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock to which such stockholder would otherwise be entitled has the right under the General Corporation Law of the State of Nevada to dissent and instead obtain payment of the fair value of such fractional share. The rights of dissenting stockholders in connection with Reverse Stock Split are enumerated in sections 92A.300 through 92A.500, inclusive, of the General Corporation Law of the State of Nevada, a summary and the full text of which are set forth below.

Summary of Rights of Dissenting Stockholders

     Any stockholder that would receive in connection with the Reverse Stock Split cash in lieu of any fractional share of Common Stock to which such stockholder would otherwise be entitled may instead demand payment of the fair value of such fractional share by giving the Company written notice of such demand, substantially in the form attached as Annex B to the proxy statement to which this summary is attached, sent by first class mail, by reputable overnight business courier, or by hand to the principal business offices of the Company at 7100 W. Camino Boulevard, Suite 402, Boca Raton, Florida 33433, not later than June 3, 2005. Any stockholder demanding payment of the fair value of such fractional shares must not vote his shares in favor of the Reverse Stock Split.

     Any stockholder demanding payment of the fair value of a fractional share must deposit all certificates held thereby representing shares of Common Stock with the transfer agent of the Company sent by first class mail, by reputable overnight business courier, or by hand to Interwest Transfer Company, not later than July 8, 2005.

     Any stockholder that does not timely demand payment of the fair value of such stockholder's fractional share or does not timely deposit all certificates held thereby representing shares of Common Stock with the transfer agent as provided above will not be entitled to payment of the fair value of such stockholder's fractional share under the dissenters' rights provisions of the General Corporation Law of the State of Nevada.

     Within thirty days after the Company receives any timely and complete demand for payment of the fair value of a fractional share, the Company must pay the dissenting stockholder an amount the Company estimates to be the fair value of such fractional share, plus accrued interest, together with, among other things:

          (i) a balance sheet as of the end of a fiscal year ending not more than sixteen months before the payment date, a statement of income for that year, a statement of changes in the stockholders' equity for that year, and the latest available interim financial statements, if any;

          (ii) a statement of the Company's estimate of the fair value of such fractional share; and

          (iii) an explanation of how the interest was calculated.

     The Company may, however, withhold payment with respect to any portion of such fractional share attributable to shares of Common Stock acquired by such dissenting stockholder on or after January 25, 2005, the date on which the Company first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. If the Company elects to withhold payment on this basis, it must offer to pay the fair value of such fractional share, plus accrued interest, subject to the agreement of such dissenting stockholder to accept that amount in full satisfaction of such dissenting stockholder's demand.

     Within thirty days of receipt of payment or an offer of payment of the fair value of such stockholder's fractional share, plus accrued interest, a dissenting stockholder may notify the Company in writing of such stockholder's own estimate of the fair value of such fractional share and the amount of interest due, and demand payment of such amount, less any payment previously paid by the Company, or reject an offered payment by the Company and demand payment of the fair value of such fractional share, plus accrued interest, if such stockholder believes that the amount paid or offered by the Company is less than the fair value of such stockholder's fractional share or that the interest due is incorrectly calculated.

     If a demand for payment remains unsettled, the Company must commence a proceeding in a district court of the State of Nevada (either: (i) of the county where the Company's registered office is located; or (ii) at the election of any dissenter residing or having its registered office in the State of Nevada, of the county where the dissenter resides or has its registered office) within sixty days after receiving such demand, and petition the court to determine the fair value of the subject fractional share and accrued interest. If the Company fails timely to commence such a proceeding, it must pay the amount demanded.

     The costs of any such proceeding will be borne by the Company, except to the extent that the court finds the dissenting stockholder acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the court may assess an equitable amount of such costs against the dissenting stockholder. The court may also assess the fees and expenses of counsel and experts to either party to any such proceeding against the other is such other party acted arbitrarily, vexatiously, or not in good faith in exercising its rights under the dissenters' rights provisions of the General Corporation Law of the State of Nevada (or, in the case of the Company, if it did not substantially comply with the requirements of such provisions).

     The foregoing is a summary of certain material terms of the dissenters' rights provisions of the General Corporation Law of the State of Nevada. It does not include or summarize all material information regarding the rights of dissenting stockholders in connection with the Reverse Stock Split. Stockholders are urged to read carefully the full text of such provisions in order to understand the full extent of and any applicable limitations on such rights.

Text of Statutory Provisions Governing Rights of Dissenting Stockholders

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a) Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

               (1) If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

               (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

               (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                    (I) The surviving or acquiring entity; or

                    (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

               (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph
(b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

     1. A stockholder to whom a dissenter's notice is sent must:

          (a) Demand payment;

          (b) Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: general requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

92A.480. NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                                                         ANNEX B

                    FORM OF DEMAND FOR PAYMENT OF FAIR VALUE



First Capitol Corporation
7100 W. Camino Real Boulevard, Suite 402
Boca Raton, FL  33433

Attention: Chief Financial Officer

Re: Demand for Payment of Fair Value of Fractional Share in Connection with Reverse Stock Split

     The undersigned stockholder of Capitol First Corporation (the "Corporation") hereby demands pursuant to Section 92A.440 of the General Corporation Law of the State of Nevada that the Corporation pay to the undersigned the fair value of the fractional share of Common Stock, par value $0.01 per share, that the undersigned would be entitled to in connection with the reverse stock split (the "Reverse Stock Split") to be effected by the Corporation, as described in the proxy statement, dated May 6, 2005, sent by the Corporation to its stockholders, if the Corporation had not elected to pay cash in lieu of issuing such fractional share.

     The undersigned hereby certifies that he currently beneficially owns ______ shares of Common Stock, before giving effect to the proposed Reverse Stock Split. The undersigned hereby certifies that he acquired beneficial ownership of ______ of such shares before May 5, 2005, the date on which the Corporation first publicly announced, by press release and by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. The undersigned hereby acknowledges that he is not entitled to receive payment of the fair value of any shares of Common Stock he acquired after such date unless he agrees to accept such payment in full satisfaction of his demand.


----------------------------------------------
  (Name as it appears on share certificates)

-----------------------------------------------
  (Signature)

-----------------------------------------------
  (Date)

                                                                         ANNEX C

                             COMPARABLE TRANSACTIONS

     Following is a list of the transactions that the Company considered in connection with assessing both the substantive and the procedural fairness of the Reverse Stock Split. The Company considered any going private transaction effected by means of a reverse stock split with a principal rationale of cost-saving to be a comparable transaction for purposes of this analysis. While the attached is not an exhaustive enumeration of such comparable transactions undertaken in recent years, the Company believes that it is a representative sample.

     Among the principal findings that the Company noted in reviewing the selected comparable transactions were:

     - Of the 11 comparable transactions considered, the transaction price paid to stockholders for fractional shares represented a premium to the then-current market price (ranging from 0.7 percent to 900.0 percent) in 10 transactions, and represented neither a premium nor a discount in one transaction. The percent premium to be paid in connection with the proposed transaction is within this range.

     - The transaction price paid to stockholders for fractional shares represented a premium to the highest historical price during the subject company's prior two full fiscal years through the date of announcement of the transaction or the date of the initial filing relating to the transaction with the Securities and Exchange Commission, as applicable, in two cases (at 12.8 percent and 53.8 percent). The discounts to such historical high prices in the other 9 cases ranged from 2.0 percent to 99.1 percent.

     - In only three of the reviewed transactions did the subject companies employ any of: (i) approval of the transaction by a vote of unaffiliated stockholders; (ii) approval of the transaction by a committee of the board of directors composed of independent directors; (iii) an independent, third-party fairness opinion; or (iv) an independent, third-party representative.

     The Company did consider other elements of the selected comparable transactions, such as the other financial analyses undertaken by the subject companies in making their substantive fairness determinations, with similar results.

  COMPANY;             FORM;     TRANSACTION         MARKET             MARKET            HISTORICAL       TRANSACTION
   SYMBOL              DATE         PRICE            CAP(1)            PRICE(2)            HIGH(3)           VALUE(4)
-------------       ----------   -----------     -------------    -----------------    ---------------    ------------
TouchTunes              13E-3;      $0.50          $4,003,396;               $0.27;        $0.51; 2.0%        $360,000
Music               02.12.2004                      14,827,394          12.02.2003;           discount
Corporation;                                            shares        85.2% premium
TTMC

Teltone Corp.;      14A/13E-3;      $0.24            $549,288;               $0.08;       $1.88; 87.2%         $44,318
TLTN               09.11.2002;                       6,866,105          09.06.2002;           discount
                    09.12.2002                          shares       200.0% premium

Kimmins Corp.;      14A/13E-3;      $1.00          $2,923,281;     $0.60; 11.25.2002;     $0.65; 53.8%         $52,272
KMMN                11.26.2002                       4,872,135          66.7% premium          premium
                                                        shares

Genesee                 13E-3;      $8.60         $14,296,694;     $8.54; 12.23.2002;    $39.00; 77.9%      $2,169,591
Corporation;        12.24.2002                       1,674,086           0.7% premium         discount
GENBB                                                   shares

EBT                 14A/13E-3;      $0.11          $1,321,241;     $0.09; 02.03.2003;     $3.18; 96.5%            $525
International       02.03.2003                      14,680,459          22.2% premium         discount
Inc.; EBTN                                              shares

RFP Express         14C/13E-3;      $0.20            $345,208;     $0.02; 02.18.2003;    $0.239; 16.3%            $310
Inc.; RFPX          02.19.2003                      17,710,383         900.0% premium         discount
                                                        shares

Acap                14C/13E-3;    $485.00          $2,526,780;               $345.00;         $430.00;        $218,250
Corporation;        03.24.2003                    7,324 shares      03.21.2003; 40.6%    12.8% premium
ACPC                                                                          premium

IFX                 14A/l3E-3;      $0.12            $358,902;     $0.03; 04.09.2003;    $13.13; 99.1%          $3,000
Corporation;        04.09.2003                      11,963,399         300.0% premium         discount
IFXC                                                    shares

Edison Control      l4A/13E-3;      $7.00         $11,470,165;     $7.00; 04.24.2003;     $8.00; 12.5%      $3,421,486
Corporation;        04.24.2003                       1,638,595          no premium or         discount
EDCO                                                    shares               discount

Rampart Capital     l4A/13E-3;      $3.50          $8,599,223;     $2.96; 06.26.2003;      $3.80; 7.9%      $2,096,715
Corporation; RAC    06.26.2003                       2,905,143          18.2% premium         discount
                                                        shares

Summit Life         14C/13E-3;      $0.50            $538,251;     $0.20; 09.18.2003;     $1.01; 50.5%         $14,207
Corp.; SMLF        09.23.2003;                       2,691,255         150.0% premium         discount
                    09.24.2003                          shares

(1) This column shows the market capitalization based on the market price of the subject company's securities as of a specific date (as described below in Note (2)) and the number of shares outstanding on such date.

(2) This column shows the market price of the subject company's securities on the date immediately prior to the transaction announcement date or the date of the initial filing relating to the transaction with the Securities and Exchange Commission, in cases where the transaction announcement date (if different) was not readily determinable. This column shows the market price, the date used for the market price and the premium (or discount) of the transaction price above (or below) the market price.

(3) This column shows the historical high market price of the subject company's securities during the subject company's prior two full fiscal years through the date used for the determination of market price (as described above in Note (2)), and the premium (or discount) of the transaction price above (or below) the historical high market price.

(4)  This column shows the estimated transaction value on the date that the
     Schedule 13E-3 was initially filed.


COMPANY;
SYMBOL            PROCEDURE
----------------  ---------------------------------------------------
TouchTunes Music  No separate unaffiliated stockholder vote; no
Corporation;      fairness opinion; no independent board committee;
TTMC              no stockholder representative

Teltone Corp.;    No separate unaffiliated stockholder vote; no
TLTN              fairness opinion; no independent board committee;
                  no stockholder representative

Kimmins Corp.;    No separate unaffiliated stockholder vote; no
KMMN              fairness opinion; no independent board committee;
                  no stockholder representative

Genesee           No separate unaffiliated stockholder vote;
Corporation;      FAIRNESS OPINION ($25,000 cost); no independent
GENBB             board committee; no stockholder representative

EBT               No separate unaffiliated stockholder vote; no
International     fairness opinion; no independent board committee:
Inc.;             no stockholder representative
EBTN

RFP Express       No unaffiliated stockholder vote; no fairness
Inc.;             opinion; no independent board committee; no
RFPX              stockholder representative

COMPANY;
SYMBOL            PROCEDURE
----------------  ---------------------------------------------------
Acap              No unaffiliated stockholder vote; no fairness
Corporation;      opinion; no independent board committee; no
ACPC              stockholder representative

IFX Corp.; IFXC   No unaffiliated stockholder vote; no fairness
                  opinion; no independent board committee; no stockholder representative

Edison Control    No unaffiliated stockholder vote; FAIRNESS
Corporation;      OPINION ($25,000 cost); INDEPENDENT BOARD
EDCO              COMMITTEE; no stockholder representative

Rampart           No unaffiliated stockholder vote; FAIRNESS
Capital           OPINION ($45,000 cost); INDEPENDENT BOARD
Corporation;      COMMITTEE; no stockholder representative
RAC

Summit Life       No unaffiliated stockholder vote; no fairness
Corp.; SMLF       opinion; no independent board committee; no
                  stockholder representative

PROXY                                                                      PROXY
                            CAPITOL FIRST CORPORATION
                       7100 W. Camino Boulevard, Suite 402
                            Boca Raton, Florida 33433

           Special Meeting of Stockholders to be on held June 6, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Ashley B. Bloom and Monica Schreiber or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.01 par value, of Capitol First Corporation that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Capitol First Corporation to be held on June 6, 2005 and at any postponement or adjournment thereof. The undersigned directs this proxy to vote as indicated on this proxy card.


     1. Approval of the reverse stock split of the Common Stock of Capitol First Corporation at a ratio of one to 2,000, as more fully described in the accompanying proxy statement:

FOR: |_|                           AGAINST |_|                       ABSTAIN |_|


2. In their discretion, upon such other matters as properly may come before the meeting.


                         (To be Signed on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE REVERSE STOCK SPLIT TRANSACTION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE CAPITAL FIRST CORPORATION PROXY STATEMENT.

Should the undersigned be present and choose to vote at the Special Meeting or at any postponements or adjournments thereof, and after written notification to the Secretary of Capitol First Corporation at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt with this Proxy and a copy of the proxy statement for the Special Meeting of Stockholders to be held June 6, 2005.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING  [ ]

IMPORTANT: Please date this proxy and     Dated:__________________________, 2005
sign exactly as your name(s) appear
in the Company records. If shares               __________________________
held jointly, signatures should                 Signature of Stockholder
include both names. Executors,
administrators, trustees, guardians,            __________________________
and others, signing in a                        Signature, if held jointly
representative capacity, please give
full title. If a corporation, please
sign in full corporate name by
president or other authorized
officer. If a partnership, please
sign partnership name by authorized
person.